UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                                (Rule 14a-101)
                           SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-12

                     ARROW-MAGNOLIA INTERNATIONAL, INC.
               (Name of Registrant as Specified In Its Charter)

                   ____________________________________________
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:
[X ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:




                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF

                      ARROW-MAGNOLIA INTERNATIONAL, INC.
                              2646 Rodney Lane
                            Dallas, Texas 75229

                      TO BE HELD ON DECEMBER 13, 2004

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Arrow-Magnolia International, Inc. will be held at 10:00 a.m. on Monday, December 13, 2004, at our offices at 2646 Rodney Lane, Dallas, Texas 75229 for the following purposes:

    1. To consider and vote upon a proposal unanimously recommended by our Board of Directors to approve and adopt an Agreement and Plan of Merger dated October 7, 2004, as amended by Amended and Restated
     Agreement and Plan of Merger dated November   , 2004, by and between
     us and Arrow Acquisition LP, pursuant to which:
       - Arrow Acquisition LP will be merged with and into us, we will cease to be a public company and you will have no further interest in the surviving entity, and
       -  Each outstanding share of our common stock, par value $0.10 per share, will be converted into the right to receive $1.60 in cash; and

    2. To transact any other business that may properly come before the special meeting, including without limitation any adjournment or postponement of the special meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. A copy of the Agreement and Plan of Merger is attached as Appendix A to the proxy statement.

Our Board of Directors unanimously determined that approval and adoption of the Agreement and Plan of Merger is advisable, fair to and in the best interests of us and our shareholders and recommended that you approve and adopt the Agreement and Plan of Merger.

Approval and adoption of the Agreement and Plan of Merger requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Only shareholders of record at the close of business on the record date of November 8, 2004 are entitled to vote their shares at the special meeting. A list of shareholders entitled to vote will be available for inspection during regular business hours at our executive offices at 2646 Rodney Lane, Dallas, Texas 75229 for 10 days prior to the special meeting.

Shareholders are entitled to appraisal rights under the Texas Business Corporation Act in connection with the merger. See "The Merger - Appraisal Rights" on page 18 of the proxy statement.

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE
SPECIAL MEETING, PLEASE VOTE BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE.


                               By Order of the Board of Directors
                               /s/ Mark I. Kenner
                               Mark I. Kenner
                               Chairman of the Board and Chief Executive
                               Officer


Dallas, Texas
November   , 2004



                       ARROW-MAGNOLIA INTERNATIONAL, INC.
                            2646 Rodney Lane
                            Dallas, Texas 75229


Arrow-Magnolia International, Inc. invites you to attend a special meeting of shareholders to be held at 10:00 a.m. on Monday, December 13, 2004 at our offices at 2646 Rodney Lane, Dallas, Texas 75229. In this proxy statement, "we", "us", "our", "Arrow-Magnolia" or the "Company" refer to Arrow-Magnolia International, Inc.

At the special meeting, we will ask you to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger we entered into on October 7, 2004, as amended by Amended and Restated Agreement and
Plan of Merger dated November   , 2004, with Arrow Acquisition LP, providing
for the merger of Arrow Acquisition LP with and into us. In this proxy statement, references to the "Agreement and Plan of Merger" mean the Agreement and Plan of Merger as amended by the Amended and Restated Agreement and Plan of Merger. Upon approval and completion of the merger, we will cease to be a public company, you will have no further interest in us and you will receive $1.60 in cash, without interest, in exchange for each share of our common stock that you own.

The Board of Directors has unanimously determined that the Agreement and Plan of Merger is advisable, fair to and in the best interests of us and our shareholders. Our Board also has unanimously approved the Agreement and Plan of Merger and unanimously recommends that you vote "FOR" the approval and adoption of the Agreement and Plan of Merger and the transactions contemplated thereby.

Your vote is very important. Whether or not you plan to be present at the special meeting, you should vote your shares at the Special Meeting of Shareholders. Instructions for voting are included in this proxy statement.

If you do not vote as described in the proxy statement or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against approval and adoption of the Agreement and Plan of Merger.

This proxy statement provides you with detailed information about the merger and related matters. We urge you to read the proxy statement carefully, including the appendices. If the Agreement and Plan of Merger is approved and adopted and the merger is completed, you will be sent written instructions for exchanging your certificates representing our common stock for a cash payment. If you hold certificates representing our common stock, please do not send your certificates until you receive these instructions.

On behalf of our Board of Directors, I thank you for your attention to this matter.

					Yours truly,

					/s/ Mark I. Kenner
					Mark I. Kenner
					Chairman of the Board and Chief Executive
                              Officer

This proxy statement is dated November   , 2004 and is first being mailed to
our shareholders on or about November   , 2004.








                           ARROW-MAGNOLIA INTERNATIONAL, INC.
                                 2646 Rodney Lane
                               Dallas, Texas 75229

                                 TABLE OF CONTENTS

SUMMARY TERM SHEET	                                     1
QUESTIONS AND ANSWERS ABOUT THE MERGER                       4
THE SPECIAL MEETING                                          7
  Date, Time and Place of Special Meeting                    7
  Purpose of the Special Meeting                             7
  Record Date; Stock Entitled to Vote; Quorum                7
  Vote Required                                              8
  Voting Agreements                                          8
  Proxies                                                    8
  Appraisal Rights                                           8
  Solicitation of Proxies                                    8
PARTIES TO THE MERGER                                        9
THE MERGER                                                   9
  Background of the Merger                                   9
  Reasons for the Merger                                    11
  Board Recommendation                                      13
  Opinion of Financial Advisor                              13
  Interests of Specific Persons in the Merger               16
  Financing of the Merger                                   17
  Material United States Federal Income Tax Consequences    18
  Accounting Treatment                                      18
  Appraisal Rights                                          19
THE AGREEMENT AND PLAN OF MERGER                            21
  Structure and Effective Time                              21
  Merger Consideration                                      21
  Exchange Procedures                                       21
  Treatment of Stock Options                                22
  Representations and Warranties                            22
  Covenants Pending the Merger                              23
  Additional Covenants                                      23
  Conditions to the Merger                                  24
  Limitation on Considering Other Acquisition Proposals     24
  Termination                                               25
  Termination Fees                                          25
  Amendment and Waiver                                      25
OPTION AGREEMENT                                            26
  Grant of Option                                           26
  Exercise of Option                                        26
  Cash Payment                                              26
  Termination of Option                                     26
  Adjustments Upon Certain Events                           26
VOTING AGREEMENTS                                           27
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT      28
MARKET PRICE AND DIVIDEND DATA                              29
SHAREHOLDER PROPOSALS                                       29
FORWARD LOOKING STATEMENTS                                  30
WHERE YOU CAN FIND MORE INFORMATION                         30
OTHER MATTERS                                               30

APPENDIX A  Amended and Restated Agreement and Plan of Merger
APPENDIX B  Amended and Restated Option Agreement
APPENDIX C  Opinion of Trinity Advisors, Inc.
APPENDIX D Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act - Appraisal Rights


                              SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. We urge you to read this entire proxy statement carefully, including the attached appendices.

Proposed Merger
(Page 21)

The proposed merger will effect the merger of Arrow Acquisition LP with and into us. We will cease to be a public company and you will have no further interest in the surviving entity.

Payment for Shares
(Page 21)

Each share of our outstanding common stock will be converted in the merger into the right to receive $1.60 in cash, without interest, except for shares held by shareholders who perfect appraisal rights under Texas law.

Options
(Page 22)

Each outstanding in-the-money stock option will be cancelled in exchange for a cash payment equal to the difference between $1.60 per share and the applicable exercise price for such option. Out-of-the-money stock options will be cancelled without payment.

Shareholder Vote
(Page7)

You are being asked to approve and adopt the Agreement and Plan of Merger and the transactions contemplated by the Agreement and Plan of Merger, by which our outstanding common stock shall be converted into the right to receive $1.60 in cash per share. The Agreement and Plan of Merger must be approved and adopted by the affirmative vote of a majority of the outstanding shares of our common stock at a special meeting of our shareholders to be held on December 13, 2004. To satisfy a condition imposed by Arrow Acquisition LP to enter into the Agreement and Plan of Merger, holders of a majority of our common stock have signed irrevocable proxies and agreed to vote their shares in favor of the merger and against any proposal made in opposition to or in competition with the merger.

Recommendation
(Page 11)

After careful consideration, our Board of Directors have unanimously determined that the Agreement and Plan of Merger is advisable, fair to and in the best interests of us and our shareholders. Accordingly, the Board unanimously recommends that you vote "FOR" approval and adoption of the Agreement and Plan of Merger.

Opinion of Financial Advisor
(Page 13)

Trinity Advisors, LP, the financial advisor to the Board of Directors, has delivered its written opinion that, subject to and based upon the considerations set forth in its opinion, including the various assumptions and limitations set forth in the opinion, the consideration to be received by our public shareholders pursuant to the Agreement and Plan of Merger is fair, from a financial point of view, to such shareholders.

Interests of Specific Persons
(Page 16)

Some of our officers and directors have interests in the merger that are different from, or in addition to, their interests as shareholders. The Board of Directors considered these interests in approving and recommending the merger.

Representations and Warranties
(Page 22)

The Agreement and Plan of Merger contains customary representations and warranties by us relating to our business.

Covenants
(Pages 23)

The Agreement and Plan of Merger contains customary covenants relating to the conduct of our business prior to the merger and matters related to completing the merger.

Conditions to Merger
(Page 24)

The Agreement and Plan of Merger contains several important conditions to closing the merger, including the following:

  - approval and adoption of the Agreement and Plan of Merger by a majority of the outstanding shares of our common stock entitled to vote;
  - perfection of appraisal rights by holders of no more than five percent of our outstanding common stock;
  - the absence of any order or ruling that prohibits the consummation of the merger;
  - our having an Average Net Cash Balance, as defined in the Agreement and Plan of Merger, of no less than $2,650,000; and
  - the lender to Arrow Acquisition LP shall have completed due diligence and provided financing on terms satisfactory to Arrow Acquisition LP in its sole discretion.

Limitation on Other Acquisition Proposals
(Page 24)

Pursuant to the Agreement and Plan of Merger, we have agreed that neither we nor our officers, directors, agents or representatives will solicit or encourage any inquiries to acquire us or our assets. Further, we have agreed to notify Arrow Acquisition LP promptly of any such proposal. However, we may furnish information to and negotiate with any person who makes an unsolicited inquiry. We remain free to enter into such an agreement with a third party if we terminate and pay the fees payable upon termination.

Termination
(Page 25)

The Agreement and Plan of Merger may be terminated under a number of circumstances, including without limitation:

  - by either party if the merger has not closed by December 31, 2004;
  - by us, if Arrow Acquisition LP materially breaches the Agreement and Plan of Merger after notice and opportunity to cure or if we should enter into an agreement with respect to an unsolicited acquisition proposal after notice and payment of the fees payable upon termination;
  - by Arrow Acquisition LP, if we materially breach the Agreement and Plan of Merger after notice and opportunity to cure or if our Board withdraws or fails to reaffirm its recommendation in favor of the merger or approves or recommends or enters into a letter of intent, agreement or similar document for an unsolicited proposal or any shareholder fails to comply with the Voting Agreements.

Termination Fees
(Page 25)

If the Agreement and Plan of Merger is terminated by us following an unsolicited proposal or an unsolicited tender or exchange offer or by Arrow Acquisition LP if we materially breach the Agreement and Plan of Merger after notice and opportunity to cure or if our Board withdraws or fails to reaffirm its recommendation in favor of the merger or approves or recommends or enters into a letter of intent, agreement or similar document for an unsolicited proposal or any shareholder fails to comply with the Voting Agreements, we would be obligated to pay a termination fee of $200,000 plus reasonable and customary expenses incurred by Arrow Acquisition LP up to $200,000.

Option Agreement
(Page 26)

We have also granted to Arrow Acquisition LP an option to acquire 850,000 shares of our common stock (approximately 19.9% of outstanding common stock) at an exercise price of $1.60 per share. The Option Agreement provides that it may be exercised at any time after the Merger Agreement is terminated as the result of certain specified acquisition transactions with or by third parties. At any time after the Option Agreement becomes exercisable and before termination of the Option, we may be required to pay in cash to Arrow Acquisition LP the spread between the value per share in the third party transaction and the exercise price of $1.60.

Voting Agreements
(Page 27)

Four of our shareholders who collectively hold a majority of our outstanding common stock have agreed to vote their shares in favor of the merger and against any proposal made in opposition to or in competition with the merger.

Tax Consequences
(Page 18)

The receipt of cash in exchange for shares of our common stock in the merger will be a taxable transaction for federal income tax purposes. In general, a shareholder will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for the shareholder's shares and that shareholder's adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the shareholder, such gain or loss will be capital gain or loss, and it will be a long-term capital gain or loss if the shareholder held the shares for more than one year at the time of the merger.

Appraisal Rights (Page 19 and Appendix D)
Shareholders who neither vote in favor of nor consent in writing to the merger will be entitled to seek an appraisal of their shares under Texas law, excluding any appreciation or depreciation in anticipation of the merger. To perfect the right to an appraisal, a shareholder must submit a timely written objection and a written demand for appraisal and otherwise comply with the applicable requirements of Texas law. Voting against the merger is not sufficient to preserve appraisal rights.

Voting Procedures

Each share of our outstanding common stock is entitled to one vote at the meeting. You may vote by completing, signing and mailing your proxy card in the postage-paid envelope, or by attending the meeting and voting in person. Whether or not you intend to attend the special meeting, please grant your proxy to ensure that your shares are represented at the special meeting and your vote is counted.



                   QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the proposed merger and the special meeting of shareholders. You should carefully read this entire proxy statement, including each of the attached appendices.

Q: When and where will the special meeting of our shareholders be held?

A: The special meeting will be held at 10:00 a.m. on Monday, December 13, 2004, at our offices at 2646 Rodney Lane, Dallas, Texas 75229.

Q: Who is eligible to vote?

A: All shareholders of record as of November 8, 2004, the record date for the special meeting, are eligible to vote.

Q: What am I being asked to approve?

A: You are being asked to approve the merger of Arrow Acquisition LP with and into us. We will cease to be an independent, publicly traded company as a result of the merger and you will cease to have any interest in us.

Q: What will I receive in the merger?

A: Our shareholders, other than those shareholders who validly perfect appraisal rights as discussed in this proxy statement, will receive cash consideration of $1.60 per share of common stock, without interest, in exchange for each share of our common stock.

Q: Does our Board of Directors recommend voting in favor of the merger?

A: Yes. The Board has determined that the merger and the Agreement and Plan of Merger are advisable, fair to and in the best interests of us and our shareholders. Accordingly, the Board has unanimously approved the Agreement and Plan of Merger and the transactions it contemplates, including the merger, and unanimously recommends that you vote "FOR" approval and adoption of the Agreement and Plan of Merger. Please also see the section entitled "The Merger - Reasons for the Merger and Recommendation of the Board" on page 11 of this proxy statement.

Q: Why does the Board recommend the merger?

A: The Board believes that the merger maximizes the value of our common stock. For a more complete description of the factors considered by the Board, see "The Merger - Reasons for the Merger and Recommendation of the Board" beginning on page 13 of this proxy statement.

Q: What vote is required to approve the merger?

A: Our articles of incorporation and applicable Texas law require that the holders of a majority of our outstanding shares of common stock approve and adopt the Agreement and Plan of Merger. Four of our shareholders, Mark I. Kenner, Fred Kenner, Estelle Shwiff and Lindsay Nadelman, who collectively hold a majority of our outstanding common stock, have entered into irrevocable proxies and voting agreements with Arrow Acquisition LP and have agreed to vote in favor of the merger and against any proposal made in opposition to or in competition with the merger. Their votes will be sufficient to approve the merger.

Q: What do I need to do now?

A: We urge you to read this proxy statement carefully, including the appendices, and to consider how the merger affects you. After your review, if you choose to vote by proxy, you should do so as soon as possible by completing, signing and mailing your proxy card in the enclosed return envelope so that your shares can be voted at the special meeting of our shareholders.

Q: What happens if I do not return a proxy card or vote?

A: If you fail to return your proxy card or otherwise vote, it will have the same effect as voting against the merger.

Q: May I vote in person?

A: If your shares are held in your name and not in street name, or through an intermediary, you may vote your shares in person at the special meeting, rather than signing and returning your proxy card or otherwise voting. If your shares are held in street name or through an intermediary, you must first obtain a proxy in your name from your broker and bring it to the special meeting.

Q: May I change my vote after I have granted my proxy?

A: You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our President, stating that you would like to revoke your proxy. The address for sending any such notice is Fred Kenner, President, at Arrow-Magnolia International, Inc., 2646 Rodney Lane, Dallas, Texas 75229. Second, you can grant a new proxy. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. Notwithstanding the foregoing, if you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A: Your broker cannot vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as a vote against the merger.

Q: Should I send in my stock certificates now?

A: No. However, after the merger is completed, you will receive written instructions for surrendering your certificates representing our common stock for the consideration payable to you in cash, without interest.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. In addition to obtaining shareholder approval, we must satisfy all other closing conditions. We expect to complete the merger shortly after the date of the special meeting. However, we cannot assure you as to when or if the merger will occur.

Q: Am I entitled to appraisal or dissenters' rights?

A: Yes. Holders of our common stock are entitled to appraisal rights under the Texas Business Corporation Act in connection with the merger. Please see the section entitled "The Merger - Appraisal Rights" on page 18 of this proxy statement for a discussion of appraisal rights.

Q: What are the tax consequences of the merger to me?

A: When you exchange your shares for cash, it will be considered a taxable transaction. Your tax consequences will depend on your personal situation. You are urged to consult your tax advisor for a full understanding of the tax consequences of the merger to you. A summary of the material federal income tax consequences of the merger can be found beginning on page 18 of this proxy statement.

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact: Fred Kenner, President, Arrow-Magnolia International, Inc., 2646 Rodney Lane, Dallas, Texas 75229, telephone number: (972) 247-7111.

                            THE SPECIAL MEETING

Date, Time and Place of Special Meeting

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors in connection with a special meeting of shareholders to be held at 10:00 a.m. on Monday, December 13, 2004, at the offices of the Company at 2646 Rodney Lane, Dallas, Texas 75229.

Purpose of the Special Meeting

The special meeting will be held to:
    1. Consider and vote upon a proposal unanimously recommended by our Board of Directors to approve and adopt an Agreement and Plan of Merger dated October 7, 2004, as amended by Amended and Restated Agreement and Plan of Merger dated November , 2004, by and between us and Arrow Acquisition LP, pursuant to which:
     - Arrow Acquisition LP will be merged with and into us, we will cease to be a public company and you will have no further interest in the surviving entity, and
     - Each outstanding share of our common stock, par value $0.10 per share, will be converted into the right to receive $1.60 in cash; and
    2. Transact any other business that may properly come before the special meeting, including without limitation any adjournment or postponement of the special meeting.
A copy of the Agreement and Plan of Merger is attached as Appendix A to this proxy statement. As of the date of this proxy statement, our Board of Directors is not aware of any other business to be presented for consideration at the special meeting.

Record Date; Stock Entitled to Vote; Quorum

Only shareholders of record at the close of business on the record date of November 8, 2004, are entitled to notice of, and to vote their shares at, the special meeting. Each outstanding share of our common stock is entitled to one vote. On the record date, 3,401,448 shares of our common stock were outstanding and entitled to vote. Holders of a majority of the outstanding shares of our common stock entitled to vote and present in person or represented by proxy at the special meeting will constitute a quorum to conduct business. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Under Texas law and our certificate of incorporation, the approval and adoption of the Agreement and Plan of Merger requires the affirmative vote of a majority of our common stock outstanding on the record date. If you abstain from voting or do not vote, either in person or by proxy, it will effectively count as a vote against the approval and adoption of the Agreement and Plan of Merger.

If you hold your shares in an account with a broker or bank, you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have authority to vote on a particular proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum but will not be voted on that particular proposal. This process is called a broker non-vote. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank. A broker non-vote will effectively count as a vote against the approval and adoption of the Agreement and Plan of Merger.

Under our bylaws, any adjournment proposal requires the affirmative vote of a majority of the shares of our common stock represented either in person or by proxy at the special meeting and eligible to vote.


Voting Agreements

To satisfy a condition imposed by Arrow Acquisition LP to enter into the Agreement and Plan of Merger, Mark I. Kenner, Fred Kenner, Estelle Shwiff and Lindsay Nadelman have entered into separate irrevocable proxies and voting agreements dated October 7, 2004, with Arrow Acquisition LP to vote their shares of our common stock in favor of the Agreement and Plan of Merger and against any proposal made in opposition to or in competition with the merger. They collectively hold a majority of the outstanding shares of our common stock, which is therefore sufficient to approve the merger. See the section entitled "Voting Agreements" on page 26 of this proxy statement.

Proxies

If a shareholder properly grants a proxy as described in this proxy statement, the shares of our common stock represented by the proxy will be voted as the shareholder directs. IF THE PROXY CARD IS PROPERLY SIGNED AND RETURNED BUT NO INSTRUCTIONS ARE GIVEN BY THE SHAREHOLDER, THE SHARES OF OUR COMMON STOCK TO WHICH THAT PROXY APPLIES WILL BE VOTED BY THE PROXIES NAMED HEREIN FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER. Also, the named proxies will vote at their discretion in connection with other business that may properly come before the special meeting, including any adjournment or postponement of the special meeting.

A shareholder may revoke a proxy at any time before it is voted by filing a signed notice of revocation with our President at our address specified in the notice for the special meeting or by granting a new proxy at a later date. In addition, a shareholder may revoke a proxy by attending the special meeting and voting in person.

At this time, we know of no other matters that may be presented for shareholder action at the special meeting. However, if any matters, other than the proposals stated above, should properly come before the special meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment. In the event that there are not sufficient votes to approve and adopt the Agreement and Plan of Merger as stated above and if there are sufficient votes to approve and adopt an adjournment proposal, the persons named as proxies by a shareholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve and adopt the Agreement and Plan of Merger will be voted in favor of any such adjournment or postponement. The delivery of this proxy statement will not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Please do not send in your stock certificates with your proxy card. If the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration.

Appraisal Rights

If you wish to exercise appraisal rights, you must not vote in favor of the approval and adoption of the Agreement and Plan of Merger, must not grant a proxy and you must follow specific procedures as more fully described in "The Merger - Appraisal Rights" on page 18 and Appendix D to this proxy statement. YOU MUST PRECISELY FOLLOW THESE SPECIFIC PROCEDURES TO EXERCISE YOUR APPRAISAL RIGHTS, OR YOU MAY LOSE YOUR APPRAISAL RIGHTS.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. We intend to request that banks, brokerage houses, custodians, nominees and other fiduciaries forward copies of these proxy materials to those persons for whom they hold shares. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH OUR SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANOTHER PERSON.

                         PARTIES TO THE MERGER

Arrow-Magnolia International, Inc.

Arrow-Magnolia International, Inc. is a Texas corporation, incorporated in 1937. Our business consists primarily of the manufacture and distribution of approximately 400 specialty chemical products for use in cleaning and maintaining equipment and general maintenance and sanitation. Our product line includes aircraft coatings, cleaners, corrosion preventatives, degreasers and air fresheners; construction chemicals such as release agents, concrete strippers, safety solvents, custom lubricants and rust reconverters; and telecommunication formulations such as refinishers, cable cleaners, graffiti removers and fiber optic lubricants. Sanitation and maintenance products sold by us include soaps, enzymes, deodorants, germicides, insecticides, disinfectants and miscellaneous janitorial supplies. Our products are designed and packaged for large-scale users rather than individual household consumers.

Our offices are located at 2646 Rodney Lane, Dallas, Texas 75229 and our telephone number is (972) 247-7111.

Arrow Acquisition LP

Arrow Acquisition LP is currently headquartered at 8433 South Kingston Avenue, Tulsa, Oklahoma 74137 and its telephone number is (918) 523-3490.

Arrow Acquisition LP is a Texas limited partnership that was formed in 2004 by Dave Tippeconnic for the purpose of pursuing a merger with us. Mr. Tippeconnic and a small group of limited partners will raise the equity and debt necessary to fund the closing of the merger. It is anticipated that Mr. Tippeconnic and his limited partners will contribute $2.2 million as the equity portion. Arrow Acquisition LP intends to raise the balance of the money necessary to consummate the merger by borrowing approximately $1.28 million from Bank One N.A and $200,000 from Estelle Schwiff, a current shareholder of the Company. Arrow Acquisition LP has received a non-binding letter of commitment from Bank One N.A. to loan up to $1.28 million term note and $1.5 million line of credit for working capital to Arrow Acquisition LP and expects the loan to close simultaneously with the closing of the merger.

Mr. Tippeconnic is currently Chairman of the Board of Cherokee Nation Enterprises and a member of the board of directors of Cherokee Nation Business and Ethanol Production Company. Prior these positions, Mr. Tippeconnic served as the chief executive officer of CITGO Petroleum Company, a position he retired from in 2001. Earlier in his career, he served as the president of Phillips 66 Company, an executive vice president and member of the board of directors of Phillips Petroleum Company and the chief executive officer of UNO-VEN Company. Mr. Tippeconnic is of Comanche and Cherokee heritage. Other members of Arrow Acquisition LP include AMI Management LLC; LMT, LLC and InvestLinc South Central Fund, LLC.

Tanya Shaw is currently the Manager of the general partner of Arrow Acquisition LP. Prior to joining Arrow Acquisition LP, Ms. Shaw has served as a member of LMT, LLC and has held other positions in real estate and education fields. She is the daughter of Mr. Tippeconnic.

                                THE MERGER

Background of the Merger

 	From the acquisition of shares in Arrow-Magnolia International, Inc. by Morris Shwiff, Mark I. Kenner and Fred Kenner in 1985, we actively sought and evaluated potential candidates with whom we could combine our business.
Through 1999, we completed several acquisitions. In the summer of 2000, we publicly announced a definitive agreement for a public internet company to initiate a tender offer for up to 85% of our common stock. As the result of various business considerations, that transaction was ultimately abandoned, however.

In July 2002, Mr. Shwiff, Chairman of the Board and our largest single shareholder, died. Until his death, Mr. Shwiff provided the primary impetus for our discussions for potential business combinations. With his death, a large block of stock passed to his survivors, and the desire to identify a business partner to assume many of the functions performed by Mr. Shwiff and to provide an attractive liquidity event for our shareholders increased. In addition, the time required of our management to comply with the disclosure requirements and the costs of remaining a public company are rising dramatically, particularly the substantial legal, accounting and personnel costs associated with compliance with the Sarbanes-Oxley Act.

Prior to Mr. Shwiff's death, in December 2001 we had entered into a nondisclosure agreement with a financial buyer interested in acquiring an interest in us. To pursue discussions with potential acquisition candidates, we decided to retain the services of a financial adviser. On October 15, 2002 we retained the services of Trinity Advisors, LP as our exclusive financial adviser. Their agreement was twice extended on September 9, 2003 and January 14, 2004. Although the engagement letter terminated on May 15, 2004, their agreement entitles them to remuneration from ongoing transactions through July 2005.

On our behalf, Trinity Advisors LP pursued discussions with several parties. Initially, they continued discussions with the company that had initially approached us in 2001. From August 2002 through January 2003, that party floated various proposals to acquire 51% of the Company's shares from its three largest shareholders for $2.50 to $2.75 per share, subject to due diligence. Those shareholders did not pursue this proposal for various reasons, including that it was not going to be made available to all shareholders.

On September 25, 2002, we entered into a standard nondisclosure and standstill agreement with a firm that distributed apparently complementary products that expressed an interest in realizing efficiencies through a combination of the companies' product lines. Further due diligence revealed manufacturing incompatibilities that would reduce the efficiencies hoped to be gained from combination, and the discussions were abandoned.

In October 2002, we received an overture from a private company that distributed novelty items over the internet and might provide complementary marketing capabilities. They expressed an interest in obtaining a public vehicle. We proposed a standard nondisclosure and standstill agreement, but preliminary discussions indicated that there was little compatibility between the companies.

Also in October 2002, we entered into a standard nondisclosure and standstill agreement and pursued discussions to acquire a manufacturer and distributor of complementary chemical products. We presented a proposal in November 2002 to acquire that company, but the parties' relative valuation assumptions were too disparate and further discussions were terminated.

In January 2003 we entered into discussions with a company having complementary marketing capabilities, primarily through telephone solicitation. We made a proposal to acquire that company, but it was rejected and further discussions were abandoned.

On April 16, 2002, we entered into a standard nondisclosure and standstill agreement with a financial buyer. Subsequently, in April 2003, we received a preliminary proposal from that firm, subject to completion of due diligence, to acquire all outstanding shares for as much as $2.50 per share for public shareholders and $1.70 per share at closing plus additional contingent payments for the three largest shareholders that would be subject to post-closing claims, including claims for environmental remediation on our facilities in Dallas, Texas. Ultimately, the buyer withdrew from further discussions without making a formal proposal as the result of various business considerations, including the unknown cost of environmental remediation.

In April 2003, we entered into a standard nondisclosure and standstill agreement with a company involved in the chemical industry. In August 2003 they made an overture to acquire the operating assets of the Company, excluding real estate, for $5 million. After further discussion, the relatively low price and the continued exposure to contingencies, including the then unknown cost of environmental remediation, caused us to discontinue discussions.

In early 2004, we were approached for the first time by David
Tippeconnic. On February 10, 2004, we signed a Nondisclosure and Standstill Agreement with Arrow Acquisition LP to permit due diligence for a possible acquisition of us to proceed.

After preliminary due diligence, on February 16, 2004 we received a proposed letter of intent from Arrow Acquisition LP to acquire our outstanding stock for $1.78 per share, subject to further due diligence and completion of definitive agreements, among other conditions. On February 23, 2004, we convened a meeting of the Board to discuss the proposal as well as the discussions with other parties had to that date. After discussion, the Board authorized management to pursue discussions further with Arrow Acquisition LP. Later that evening, we signed the letter of intent and filed a Form 8-K the following day announcing the nonbinding letter of intent.

Subsequently, as a result of further due diligence, Arrow Acquisition LP reduced its offer from $1.78 to $1.60. In further negotiations, the parties resolved to split the difference, and an amended letter of intent was completed and signed on April 8, 2004 reducing the price per share from $1.78 to $1.69 per share. On April 8, 2004 we filed a Form 8-K announcing the new nonbinding letter of intent.

In May 2004, in connection with pursuing financing for the transaction, Arrow Acquisition LP caused an appraisal of our real property to be conducted. This appraisal returned a value that was substantially lower than anticipated by the parties. This value compromised the ability of Arrow Acquisition LP to raise as much through borrowing as earlier planned, causing it to once again return to an offer of $1.60 per share. After further negotiation, we decided to proceed further at the new price.

From that date through August 30, 2004, negotiation of definitive agreements continued. In addition, on June 16, 2004 we retained Trinity Advisors, LP to prepare a fairness opinion with respect to the transaction.

On August 26, 2004, drafts of the definitive agreement and fairness opinion were circulated among the Directors in anticipation of a meeting to be held on August 30, 2004. The Board convened on August 30, 2004 to consider the proposed merger, the Agreement and Plan of Merger and related documents. Trinity Advisors, LP reviewed for the Board the terms of the Agreement and Plan of Merger and related agreements and legal counsel discussed the Board's legal obligations under Texas law. However, the Board made its approval conditional upon additional clarification of the buyer's ability to obtain the required financing and certain issues regarding indemnification and insurance of our officers and Directors.

Further information concerning the ability of the buyer was requested and reviewed and additional discussions were concluded which ultimately resulted in Estelle Shwiff providing indemnification to the surviving corporation for certain claims for which officers and Directors would be entitled to indemnification.

The Board again convened on September 20, 2004. Following a discussion, the Board of Directors unanimously:

  - determined that the merger as set forth in the Agreement and Plan of Merger is advisable, fair to and in the best interest of us and our shareholders;

  - approved and adopted the Agreement and Plan of Merger; and

  - recommended that the Agreement and Plan of Merger be approved and adopted by our shareholders.

	The definitive agreements and disclosures were subsequently completed and signed effective October 7, 2004. On October 7, 2004, the Board convened again to ratify execution of the definitive agreements and to establish the record and meeting dates for a special meeting of shareholders and otherwise provide for the mechanics of the merger. On November , 2004, the Agreement and Plan of Merger was amended and restated to extend the time for completing the transaction and related matters.

On October 7, 2004, all of the partners of Arrow Acquisition LP approved and authorized the execution and delivery of the Agreement and Plan of Merger and the same was executed by AMI Management LLC, the general partner of Arrow Acquisition LP.

Reasons for the Merger

The Board have determined that the terms of the Agreement and Plan of Merger and the merger are advisable, fair to and in the best interests of us and our shareholders. In the course of reaching its decision to approve the merger and to approve and adopt the Agreement and Plan of Merger, the Board consulted with our management and our financial advisors and legal counsel.

Prior to approving the merger and the Agreement and Plan of Merger, the Board considered our ongoing operations and financial results and the various business combinations that had been explored, as described above. Based on such information, the terms of the Agreement and Plan of Merger and related documents, its consideration of the factors described below, including the fairness opinion of Trinity Advisors, LP, and other information discussed during the Board's meetings, the Board unanimously concluded that the $1.60 per share cash consideration to be received by our shareholders in the merger represented the best currently available price and was in the best interest of us and our shareholders.

The Board identified and considered a number of potential positive factors in their deliberations, including the following, each of which individually and all of which in the aggregate, supported their respective decisions to recommend and approve and adopt the Agreement and Plan of Merger and the merger:

  - The judgment of the Board that the anticipated $1.60 per share price was negotiated on an arm's-length basis and represented the highest price that could be negotiated;
  - The consideration for the merger is all cash, which provides certainty of value to our shareholders compared to a transaction in which they would receive stock or other non-cash consideration, especially in light of the volatility of today's stock market;

  - The financial analysis and presentation by Trinity Advisors, LP and the opinion of Trinity Advisors, LP, which is attached as Appendix C to this proxy statement, that, as of the date of the opinion, and based on procedures followed, assumptions made, the matters considered and the limitations on the review undertaken described in the opinion, the consideration payable to our public shareholders in the proposed merger was fair to them from a financial point of view; please see "Opinion of Financial Advisor" on page 13 of this proxy statement for more information on the fairness opinion, including the underlying assumptions and methodologies, matters considered and limitations on the review undertaken;
  - The consideration for the merger relative to the historical market prices of our common stock, especially considering the relative thinness of the public market for our shares;
  - Mr. Tippeconnic has the necessary business experience to complete the acquisition successfully and has substantial contacts with Native American Nations and others that may permit the surviving company to pursue new areas of business not previously open to it, including Native American institutions;
  - The surviving company will have the characteristics of a minority/woman owned business, which will open new opportunities to it not presently available to us;
  - The Agreement and Plan of Merger enables us to provide information to and negotiate with any third party that submits an unsolicited competing bid to acquire us or our assets subject to the limitations described under "Limitation on Considering other Acquisition Proposals" on page 24 of this proxy statement;
  - The Agreement and Plan of Merger permits us to terminate the Agreement and Plan of Merger so that we may enter into a agreement for a competing proposal, subject to the requirements of the Agreement and Plan of Merger and the payment by us of a termination fee of $200,000 plus reasonable and customary expenses up to $200,000;
  - Our prospects and the potential shareholder value that could be expected to be generated if we were to remain an independent, publicly traded company, including:
  - our sales revenues have declined in recent years, and the experience and contacts of Mr. Tippeconnic and the ability to operate as a minority/woman owned business are expected to present new business and sales opportunities to us going forward ;
  - the uncertainty of being able to complete acquisitions; and
  - the increased costs of being a public company;
  - The fact that members of our management and our financial advisers had contacted several parties regarding their interest in a possible transaction with us and, although each party was given adequate opportunity and information to submit an offer, only Arrow Acquisition LP pursued serious efforts to acquire all outstanding stock at a price as high as $1.60 per share;
  - The fact that Arrow Acquisition LP and its affiliates required Mark I. Kenner and Fred Kenner to terminate their existing employment agreements and negotiate new agreements on financial and other terms no better than their vested rights under their existing employment agreements that did not diminish the consideration to be received by our public shareholders in the merger;
  - The availability of appraisal rights for our shareholders under Texas law.

The Board also identified and considered a number of potentially adverse factors in its deliberations concerning the proposed merger, including the following:

  - The risk that the transaction might not be consummated and, in particular, that the obligation of Arrow Acquisition LP is contingent upon it obtaining financing acceptable to it in its sole discretion;
  - The terms of the Agreement and Plan of Merger that restrict our ability to solicit or encourage competing offers;

  - The cash consideration payable in the merger will be taxable to our shareholders.

The Board's decision was based on their respective determinations that the benefits of the merger significantly outweighed its potential negatives. The Board believed that the merger represents the best currently available strategic alternative to maximize shareholder value. The Board believed that the merger would provide depth of management and financial and business resources that would be unavailable to us as an independent public company. As a result of these factors, and the other factors discussed above, the Board unanimously believe that the consideration of $1.60 per share is in the best interests of us and our shareholders.

The preceding discussion of the information and factors considered by the Board is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and, in view of the number and wide variety of positive and negative factors considered in connection with its evaluation of the merger, and the complexity of these matters, the Board did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In considering the factors described above, individual members of the Board may have given different weight to different factors. The Board considered all these factors together and, on the whole, considered them to be favorable to, and to support, their determination.

Board Recommendation

After careful consideration, the Board has unanimously determined that the Agreement and Plan of Merger and the merger are advisable, fair to and in the best interests of us and our shareholders.

THE BOARD HAS DECLARED ADVISABLE, AND UNANIMOUSLY RECOMMENDS, THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AND THE AGREEMENT AND PLAN OF MERGER.

In considering the recommendation of the Board with respect to the merger, shareholders should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our public shareholders generally. Please see the section entitled "The Merger - Interests of Specific Persons in the Merger" on page 16 of this proxy statement.

Opinion of Financial Advisor

On October 15, 2002, Arrow-Magnolia International, Inc. engaged Trinity Advisors, LP to act as our financial advisor in connection with a proposed transaction by us. Subsequently, on June 16, 2004 we engaged Trinity Advisors, LP to assess the fairness of the proposed transaction with Arrow
Acquisition LP.     In connection with the approval and adoption of the
Agreement and Plan of Merger by the Board discussed in this proxy statement, Trinity Advisors, LP delivered to the Board its written opinion dated August 27, 2004 that, based upon and subject to the various considerations set forth in the opinion, the consideration to be received in the merger by our public shareholders is fair to our public shareholders from a financial point of view. The opinion and presentation of Trinity Advisors LP to the Board were among many factors taken into consideration by the Board in making its determination to recommend the Agreement and Plan of Merger and the transactions contemplated thereby. Consequently, the analyses described below should not be viewed as determinative of the opinion of the Board management with respect to the value of our shares or whether the Board of Directors would have been willing to agree to a different merger consideration. The Board did not limit the investigations made or procedures followed by Trinity Advisors LP in rendering its opinion.

We have attached the full text of the written opinion of Trinity
Advisors LP to the Board as Appendix C. We encourage you to read this opinion carefully and in its entirety.

The opinion of Trinity Advisors LP is directed to the Board. It does not constitute a recommendation to you on how to vote or act with respect to the Agreement and Plan of Merger. The opinion addresses only the fairness, from a financial point of view, of the consideration to be received by public shareholders in the merger. The opinion does not address the relative merits of the merger or any alternatives to the merger, the underlying decision of the Board to proceed with or effect the merger, or any other aspect of the merger.

In arriving at its opinion, Trinity Advisors LP:
  - reviewed the August 11, 2004 draft of the Agreement and Plan of Merger and assumed that the final form of the document will not differ in any material respect from that draft;
  - reviewed certain of our publicly available financial statements and other business and financial information;
  - reviewed certain internal financial statements and other financial and operating data concerning us;
  - reviewed the appraisal performed on our real property by the proposed lender to Arrow Acquisition LP;
  - analyzed certain financial forecasts prepared by our management;
  - discussed our past and current operations, financial condition and prospects of with our senior executives;
  - reviewed the reported prices and trading activity for our common stock;
  - compared our financial performance and the prices and trading activity of our common stock with that of certain other publicly traded companies deemed relevant;
  - compared certain financial terms of the merger to financial terms, to the extent publicly available, of certain other business combination transactions Trinity Advisors, LP deemed relevant;
  - participated in discussions among representatives of management and its legal advisors regarding negotiations concerning the Agreement and Plan of Merger; and
  - performed such other analyses and considered such other factors as Trinity Advisors, LP deemed appropriate.

Trinity Advisors, LP assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of its opinion. Trinity Advisors, LP also assumed that the transaction described in the Agreement and Plan of Merger will be consummated as provided in such Agreement and Plan of Merger without any waiver or modification of the material terms thereof.

In addition, for purposes of its opinion, Trinity Advisors, LP did not review the books and records or assume any responsibility to conduct a physical inspection of the properties or facilities or for making any independent valuation or appraisal of our assets or liabilities.

The opinion of Trinity Advisors, LP was based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

The following represents a brief summary of the material financial analyses performed by Trinity Advisors, LP in connection with providing its opinion to the Board.

Summary of Analyses Performed

Trinity Advisors, LP believes that the valuation analyses it chose to perform are widely accepted standard methodologies for valuing a business in connection with the preparation of a fairness opinion, and that the analyses it conducted are the most appropriate for a transaction of this type. The asset value approach is used to impute a value to the assets of the company. The market value approach seeks to determine value based upon free market transactions in the assets or stock of comparable companies, ideally of similar size, operating in the same general marketplace. The discounted cash flow analysis is used to calculate a range of theoretical values for the company based on the net present value of its implied annual cash flows and a terminal value for its business at its fiscal year-end in 2009, calculated based upon its management's estimates.

Asset Valuation Approach

	Asset valuation approaches rely on the cost, replacement or market value of the tangible assets of the business. They are used when value resides primarily in the assets of the business, or when the income value of the business is less than the asset value. Guided by our June 30, 2004 Balance Sheet, and a pro forma December 31, 2004 Balance Sheet, Trinity Advisors, LP modified the Company's book value with a modified adjusted fair market value of the assets and liabilities of the business to determine the net asset value of the Company - that is the asset value less the existing
liabilities.   In valuing the Company's real estate, Trinity Advisors, LP was guided by a recent MAI appraisal setting the value of the building and land at $1,600,000. In valuing the working capital Trinity Advisors, LP was guided by recent collection experience for our accounts receivable and by standard realization expectations for our inventory.

Employing this methodology, Trinity Advisors, LP derived a value for the Company of approximately $5,979,836, representing $1.54 per share on a fully diluted basis.

Market Approach

The market approach depends upon free market transactions involving the net tangible and intangible assets or the stock of comparable companies - ideally companies of similar size, operating in the same general marketplace. These approaches usually involve identifying and analyzing publicly traded companies, but frequently also reflect sales of private, closely held companies, when information is available. In order to identify a peer group, Trinity Advisors, LP identified companies in the same SIC code as the Company having a market capitalization of less than $100 million. Two companies above that threshold were also included because of their similar product mix. Trinity Advisors, LP then eliminated unprofitable companies for its earnings multiple analysis. They also looked for companies with reasonable float in the publicly-traded shares to give better market comparison, and eliminated companies that distributed proprietary chemicals, pharmaceuticals or nutrients or sold primarily to consumers. Trinity Advisors, LP was also guided by management as to marketplace competitors. In this case, no meaningful private company sales were found, but Trinity Advisors, LP identified reasonably comparable public companies based upon these criteria. Trinity Advisors, LP selected the following publicly-traded companies for its analysis:

 - American Pacific Corp.
 - CFC International
 - Aceto Corp.
 - Noland Corp.
 - Hawkins Corp.
 - Kyzen Corp.
 - Flamemaster Corp.
 - KMG Chemicals Inc.

Based on publicly available information for each company, Trinity Advisors, LP calculated various valuation and financial ratios for the companies selected for comparison (the peer group), including enterprise value to earnings before interest, taxes, depreciation and amortization; enterprise value to sales; price per share to sales per share and price per share to earnings per share, and these ratios were compared with those calculated for Arrow-Magnolia.

The ratios for Arrow-Magnolia were within the ranges for such ratios within the peer group. The recent declines in revenue and profitability margins for Arrow-Magnolia lagged peer group averages. As there were no compelling differences between the Company and its peer group, then the price is neither higher nor lower than a statistically normal price range for companies in its industry with similar operating characteristics.

Based upon this approach, Trinity Advisors, LP derived a valuation for the Company of approximately $6,239,448, representing $1.60/share.

Discounted Cash Flow Approach

The discounted cash flow valuation approach calls for determining a level of income of cash flow which the business may reasonably be expected to produce, by reference to historical earnings streams and future projected results. One variation is to apply an earnings multiplier or capitalization rate to the expected earnings for one year. Another variation is to apply a discount rate to the projected earnings for several years into the future. Trinity Advisors, LP deemed current and future earnings to be the most meaningful for valuing Arrow-Magnolia, and several such methods were applied.

In consultation with management and with consideration of current and long term revenue and profitability trends for Arrow-Magnolia, Trinity Advisors, LP developed a set of pro forma income statements, balance sheets, and cash flow statements for the Company. These projections were reviewed by management and were determined to be reasonably reflective of their expectations for Arrow-Magnolia as a stand-alone entity on a going forward basis. In conjunction with the determination of the present value of future free cash flows to the company, the methodology of the Gordon Dividend Discount model was employed. A rate of 12% was employed to discount the anticipated cash flows. Trinity Advisors LP felt that this rate was appropriate considering the business trends demonstrated in the historical data, and the overall growth prospects for the specialty chemical marketplace.

In its analysis, Trinity Advisors, LP determined the cumulative value of the cash flows beyond the fifth year using a terminal value analysis. In the fifth year of the analysis, Trinity Advisors, LP calculated a terminal value (the cash flow based value of the business at that time) by dividing fifth year cash flows by the required cost of capital for Arrow-Magnolia less the sustainable long-term growth rate. This terminal value was then incorporated in to the overall present value calculation. Additionally, Trinity Advisors, LP observed that the current and anticipated cash balances of Arrow-Magnolia exceed the cash balance necessary to operate the firm, so they added the excess cash balances to the valuation produced from the discounted cash flow.

Using this discounted cash flow analysis, Trinity Advisors, LP derived a valuation for the Company of $5,950,063, representing approximately $1.53 per share.

Conclusion

Based on its review of the available information, the opinion of Trinity Advisors, LP is that, as of August 11, 2004, the Fair Market Value of Arrow-Magnolia International, Inc. was $1.50-1.60 per share and that an investor could realize a reasonable return on investment at that price, commensurate with the risks involved, and accordingly, that it represents a reasonable and acceptable price for the stock of the company.

Terms of Engagement, Relationships and Other Information about the
Opinion

The opinion of Trinity Advisors, LP and the financial analyses described above were among the many factors considered by the Board in its evaluation of the merger and should not be viewed as determinative of the views of the Board of Directors or management with respect to the merger or the consideration to be received by our shareholders.

Under an engagement letter dated October 1, 2002, as extended by agreements dated January 9, 2003 and January 14, 2004, Arrow-Magnolia has agreed to pay Trinity Advisors, LP for its financial advisory services in connection with the transaction a fee of 3% of the amount of the transaction, or $179,673, and in addition paid a fee of $40,000 for preparation of the fairness opinion, which became payable upon the rendering of its opinion. The Board of Directors was aware of this fee structure and took it into account in considering the opinion and in approving the merger.

The discussion above is merely a summary of the analyses and examinations that Trinity Advisors, LP considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Trinity Advisors, LP. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Trinity Advisors, LP believes that its analyses and the summary above must be considered as a whole. Trinity Advisors, LP further believes that selecting portions of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Board. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that that analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Trinity Advisors, LP as to the actual value of Arrow-Magnolia International, Inc.

Interests of Specific Persons in the Merger

In considering the recommendation of our Board of Directors to approve and adopt the Agreement and Plan of Merger, you should be aware that some of our officers and Directors have interests in the merger that are different from, or in addition to, the interests of our shareholders.

Employment Agreements

In connection with the merger, Mark I. Kenner, our Chairman and Chief
Executive Officer, and Fred Kenner, our President and Chief Operating
officer, intend at closing to enter into employment agreements with the surviving company. Such employment agreements will replace their existing employment agreements with us. Their existing agreements provide terms of three years, with evergreen provisions extending the term an additional year at the end of each year of service unless either party gives notice of intent not to renew at least six months prior to the end of each year of service. These agreements also provide for a lump sum payment of the lesser of the compensation payable during the balance of the term or the amount that is $1.00 less than a "parachute" payment under the Internal Revenue Code if certain terms of the executives' employment are altered and the executive elects to terminate after a change of control of the Company. If their existing employment Agreement with us had not been amended, the merger would have constituted a "change in control" under such agreement and provided each of them with an election to terminate his employment relationship after the closing of the merger and receive payment in a lump sum of the amount of compensation that would have been payable during the balance of their three-
year employment terms.   Currently, Mr. Mark Kenner receives compensation at
the rate of $154,700 per year and Mr. Fred Kenner receives compensation at the rate of $148,200 per year. Copies of their existing employment agreements were filed as Exhibits 10.24 and 10.25 to our Form 10-K for the fiscal year ended December 31, 1999. These agreements govern the relationships between the parties, and this summary contains only a partial description of some of their terms. We encourage you to review these agreements in their entirety. For instructions on how to access a copy of the existing employment agreements, see the section entitled "Where You Can Find More Information" on page __ of this proxy statement.

Pursuant to his new employment agreement, upon the closing of the merger, Mr. Fred Kenner's new employment terms would include the following:

  - an initial base salary of $150,000 per year, increasing to $160,000 in the second year and $170,000 in the third year;
  - a 3-year term of employment with an additional 1-year extension if agreed between the parties not less than 6 months before the beginning of such extension;
  - eligibility for an incentive-based bonus of up to 100% of the base salary based upon our revenue performance during the first year following the merger;
  - payment of $41,229 to partially reimburse a tax differential resulting from exercise of his option; and
  - noncompetition and nonsolicitation covenants, which restrictive covenants will apply during the term of employment and for a 3-year period following termination of employment.

Upon the closing of the merger, Mr. Mark I. Kenner's will enter into a consulting agreement with terms including the following:

  - initial base salary of $155,000 to be paid in the first year and $135,000 in the following six months ;
  - an 18 month term with an additional 1-year extension if agreed between the parties not less than 6 months before the beginning of such extension;
  - incentive-based bonus of up to 25% of the base salary based upon annual earnings after the merger and up to 5% of quarterly earnings based upon quarterly earnings after the merger ;
  - payment of $42,517 to partially offset a tax differential resulting from exercise of his option; and
  - noncompetition and nonsolicitation covenants, which restrictive covenants will apply during the term of employment and for a 3-year period following termination of employment.

Copies of these agreements were attached as Exhibits 10.27 and 10.28 to our Form 8-K filed with the SEC on November , 2004. These agreements will govern the relationships between the parties, and this summary contains only a partial description of some of their terms. We encourage you to review these agreements in their entirety. For instructions on how to access copies, see the section entitled "Where You Can Find More Information" on page __ of this proxy statement.

Voting Agreements

To satisfy a condition imposed by Arrow Acquisition LP to enter into the Agreement and Plan of Merger, each of Mark I. Kenner, Fred Kenner, Estelle Shwiff and Lindsay Nadelman entered into voting agreements dated October 7, 2004 with Arrow Acquisition LP to, among other things, vote their shares of our common stock in favor of the Agreement and Plan of Merger and against any proposal made in opposition to or in competition with the merger. The shares of our common stock subject to the voting agreements represent a majority of the outstanding shares of our common stock entitled to vote. See the section entitled "Voting Agreement" on page __ of this proxy statement.

Options

     In addition, Mr. Mark I. Kenner holds options to acquire 193,261 shares of our common stock at an exercise price of $0.50 per share, and Mr. Fred Kenner holds options to acquire 187,404 shares of our common stock at an exercise price of $0.50 per share. These options were initially issued in December 1994 and are fully vested. These option are set to expire on November 30, 2004. Therefore, both Mark I. Kenner and Fred Kenner intend to exercise their options, and the shares so acquired will be converted into cash in connection with the merger. For Mr. Mark Kenner this will represent a payment of $212,587; for Mr. Fred Kenner, this payment will be $206,144. Please see the section entitled "Security Ownership of Beneficial Owners and Management" on page __ of this proxy statement for additional information regarding our common stock and options held by our Directors and executive officers.

Indemnification and Insurance

The surviving entity has agreed to indemnify our officers, directors and employees from any acts or omissions in such capacities prior to the merger, to the fullest extent that such indemnification is provided pursuant
to our current charter and bylaws and Texas law.   In addition, we have
obtained directors' and officers' liability insurance providing coverage to our directors and officers for acts or omissions occurring prior to the merger. We intend to pay prior to closing an additional premium that will extend and make irrevocable coverage for three years after closing. That coverage includes a retainage amount of $150,000, and Ms. Estelle Shwiff, a current shareholder, has agreed to indemnify the surviving entity for up to $150,000 with respect to any claims for indemnification of our Directors and officers for acts or omissions occurring prior to the merger

Financing of the Merger

We and Arrow Acquisition LP have estimated the aggregate merger consideration payable in connection with the merger to be approximately
$6.0 million. Pursuant to the Agreement and Plan of Merger, Arrow Acquisition LP may terminate the Agreement and Plan of Merger if it is unable to obtain financing on terms satisfactory to it in its sole discretion.
We are satisfied that Arrow Acquisition LP has the ability to finance the proposed merger based on our review of the loan commitment letter from Bank One, N.A. to Mr. Tippeconnic, the letter agreement between Mr. Tippeconnic and InvestLinc South Central Fund LLC, an equity investor, and the commitments from Arrow Acquisition LP as set forth in the Agreement and Plan of Merger.

Material United States Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the merger to our shareholders whose shares are converted into the right to receive cash in the merger and to holders of options. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, and applicable United States Treasury Regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, at any time. This discussion assumes that shares are held as capital assets and does not address all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of that shareholder's particular circumstances, or to a shareholder subject to special treatment under the United States federal income tax laws. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a particular shareholder. We urge each holder of our common stock and each option holder to consult his or her own tax adviser regarding the United States federal income or other tax consequences of the merger to such holder.

The receipt of cash in exchange for shares in the merger will be a taxable transaction for federal income tax purposes. In general, a shareholder will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for the shareholder's shares and that shareholder's adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the shareholder, such gain or loss will be capital gain or loss, and it will be a long-term capital gain or loss if the shareholder held the shares for more than one year at the time of the merger. Gain or loss will be calculated separately for each block of shares owned by a shareholder, with a "block" consisting of shares acquired at the same cost in a single transaction.

In general, cash received by shareholders who exercise appraisal rights will result in the recognition of gain or loss to such shareholders. Any shareholder considering exercising statutory appraisal rights should consult with his or her own tax adviser.

Some non-corporate shareholders may be subject to backup withholding at a 28% rate on cash payments received in exchange for shares in the merger or received upon the exercise of appraisal rights. Backup withholding generally will apply only if the shareholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and requirements. Corporations generally are exempt from backup withholding. Shareholders should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the exchange agent.

The foregoing discussion may not be applicable to specific types of shareholders, including shareholders who acquired their shares pursuant to the exercise of options or warrants or otherwise as compensation, individuals who are not citizens or residents of the United States and corporation or other entities organized under foreign law.

If you hold an exercisable option that you received in connection with the performance of services, amounts you receive in cancellation of that option or warrant will be treated as compensation income. Such amounts will be taxable at ordinary income rates and will, if you received the option or warrant in connection with your employment, generally be subject to withholding of income and employment taxes. In addition, amounts paid to option and holders may be subject to the backup withholding and information reporting rules discussed above.

The federal income tax discussion above is included for general information only and is based upon present law. Shareholders are urged to consult their own tax advisors with respect to the specific tax consequences of the merger to them, including the application and effect of the alternative minimum tax and state, local and foreign tax laws.

Accounting Treatment

For United States accounting and financial reporting purposes, the acquisition of our shares in the merger will be accounted for under the purchase method of accounting.

Appraisal Rights

The following discussion is not a complete summary regarding your appraisal rights under Texas law. The text of the relevant provisions of Texas law are attached to this proxy statement as Appendix D. Any shareholders intending to exercise appraisal rights should carefully review Appendix D in its entirety.

If the merger is completed, holders of our common stock who follow the procedures specified in article 5.12 of the Texas Business Corporation Act within the appropriate time periods will be entitled to have their shares appraised and receive the value of such shares in cash determined by a court of competent jurisdiction in Dallas County, Texas. This payment would be in lieu of the consideration that such shareholders would otherwise be entitled to receive under the Agreement and Plan of Merger.

The following summary of article 5.12 explains the procedures for demanding statutory appraisal rights. Shareholders who desire to exercise their appraisal rights must satisfy all of the conditions of article 5.12 precisely.

A written objection to the merger, setting out that the shareholder's right to dissent will be exercised if the merger becomes effective and giving the shareholders address, must be filed with us before the special meeting. Such written objection should be filed with Fred Kenner, President at Arrow-Magnolia International, Inc., 2646 Rodney Lane, Dallas, Texas 75229.

If the action is effected and the shareholder has not voted in favor of the action, the surviving entity is required, within ten (10) days after the action is effected, to deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the surviving entity for payment of the fair value of the shareholder's shares. Such written demand should be made to Attn: Fred Kenner, President at Arrow-Magnolia International, Inc., 2646 Rodney Lane, Dallas, Texas 75229. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand must state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the merger.

The written objection and the written demand for appraisal of shares must be separate from a vote against the merger, and a vote against the merger will not satisfy any notice requirements with respect to, or be sufficient to preserve, appraisal rights. A failure to vote against approval and adoption of the Agreement and Plan of Merger will not, by itself, constitute a waiver of appraisal rights. Shareholders electing to exercise their appraisal rights must not vote "for" the approval and adoption of the Agreement and Plan of Merger. Also, because a submitted proxy not marked "against" or "abstain" will be voted "for" the proposal to approve and adopt the Agreement and Plan of Merger, such a proxy will result in the waiver of appraisal rights. No proxy or vote against the approval and adoption of the Agreement and Plan of Merger will constitute an objection or demand for appraisal within the meaning of article 5.12.

	An objection or demand for appraisal must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on their share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the objection or demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, such as joint tenancy or tenancy in common, the objection or demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the objection or demand for appraisal for a shareholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with article 5.12, each holder of certificates representing shares demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under article 5.12 unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct.

	Within twenty (20) days after receipt by the surviving entity of a demand for payment made by a dissenting shareholder in accordance with the preceding paragraphs, the surviving entity is required to deliver or mail to the shareholder a written notice that shall either set out that the surviving entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the surviving entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

	If, within sixty (60) days after the date on which the merger is effected, the value of the shares is agreed upon between the shareholder and the surviving entity, payment for the shares shall be made within ninety (90) days after the date on which the merger was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the surviving entity.

	If, within the period of sixty (60) days after the date on which the merger was effected, the shareholder and the surviving entity do not so agree, then the shareholder or the surviving entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in Dallas County, Texas, asking for a finding and determination of the fair value of the shareholder's shares.
Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the surviving entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the company who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving entity. If the petition shall be filed by the surviving entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the surviving entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the surviving entity shall thereafter be bound by the final judgment of the court.

	After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of Article 5.12 and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares.

	The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the surviving entity, together with interest thereon, beginning 91 days after the date on which the merger was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately, but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the surviving entity of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the surviving entity. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

	In the absence of fraud in the transaction, the remedy provided by article 5.12 to a shareholder objecting to the merger is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder. If the surviving entity complies with the requirements of article 5.12, any shareholder who fails to comply with the requirements of article 5.12 shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder.

Shareholders considering seeking appraisal of their shares should note that the fair value of their shares determined under article 5.12 could be more, the same or less than the consideration they would receive pursuant to the Agreement and Plan of Merger if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well.

Any shareholder has the right to withdraw his or her demand for appraisal and to accept the terms offered in the Agreement and Plan of Merger at any time before payment for his shares or before a petition for a finding and determination of such value has been filed. A shareholder may not withdraw a demand for appraisal after such payment has been made or, unless the surviving entity consents, after any such petition is filed.
Failure by any of our shareholders to comply fully with the procedures described above and set forth in Appendix D to this proxy statement may result in termination of such shareholder's appraisal rights.

                     THE AGREEMENT AND PLAN OF MERGER

The following summary describes certain material provisions of the Agreement and Plan of Merger, but does not purport to describe all of the terms of the Agreement and Plan of Merger. The Agreement and Plan of Merger is attached as Appendix A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Agreement and Plan of Merger because it is the legal document that governs the merger.

Structure and Effective Time

The Agreement and Plan of Merger provides for the merger of Arrow
Acquisition LP with and into us, as the result of which we will be the surviving entity in the merger. The form of Certificate of Merger is attached as part of Appendix A to this proxy statement. Immediately after the effectiveness of the merger, the surviving entity will file articles of conversion to become a limited partnership. The form of Certificate of Conversion is attached as part of Appendix A to this proxy statement.

The merger will be effective at the time a Certificate of Merger is filed with the Texas Secretary of State. The closing of the merger will take place as promptly as practicable following satisfaction or waiver of the conditions to closing the merger, such as obtaining shareholder approval.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of our common stock, other than shares for which appraisal rights have been perfected, will be automatically cancelled and will cease to exist, and will be converted into the right to receive a cash payment of $1.60 per share, without interest. After the merger, each holder of a certificate representing any shares of our common stock, other than shares for which appraisal rights have been perfected, will cease to have any rights with respect to such shares, except the right to receive the merger consideration.

Exchange Procedures

Arrow Acquisition LP intends to enter into an agreement with Austin
Trust Company by which Austin Trust Company will be designated as the paying agent for the merger consideration. On or prior to the closing of the merger, we and Arrow Acquisition LP will deposit with Austin Trust Company the aggregate merger consideration payable to all holders of our common stock.

Promptly after the effective time of the merger, the paying agent will mail to each of our shareholders that was a shareholder of record immediately prior to the effective time, other than shareholders who have perfected appraisal rights:

  - a letter of transmittal; and
  - instructions for surrendering certificates in exchange for the merger consideration.

You should not return your common stock certificates representing our common stock with the enclosed proxy and should not forward those certificates to the paying agent unless and until you receive a letter of transmittal following the effective time of the merger. Upon the proper surrender of a certificate to the paying agent, together with a properly completed and duly executed letter of transmittal, the paying agent will be required to pay as soon as practicable to such shareholder an amount equal to the product of the merger consideration and the number of shares of our common stock represented by the certificate surrendered. The surrendered certificate will be canceled. The paying agent will accept such certificates upon compliance with such reasonable terms and conditions as the paying agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If any merger consideration is to be paid to a person other than the registered holder of a certificate surrendered for exchange, it will be a condition of such exchange that the certificate so surrendered be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer.

Treatment of Stock Options

As a condition to entering the Agreement and Plan of Merger imposed by Arrow Acquisition LP, the holder of each outstanding stock option to purchase our common stock has entered into an option cancellation agreement pursuant to which the option will be cancelled in exchange for a cash payment from us equal to the difference between $1.60 per share and the applicable exercise price for such option. If the exercise price for an option exceeds $1.60 per share, no cash payment will be made with respect to such option. As of the effective time of the merger, all options outstanding immediately prior to the merger will be canceled and cease to exist, and each holder of an option will cease to have any rights with respect thereto, except the right to receive the applicable cash payment from us.

Representations and Warranties

The Agreement and Plan of Merger contains customary representations and warranties by us that relate to, among other things:

  - corporate organization and existence, foreign qualification and similar corporate matters;
  - capitalization;
  - authorization, execution, delivery and enforceability of the Agreement and Plan of Merger;
  - compliance with federal securities laws;
  - our financial statements and the absence of liabilities other than as reflected in our financial statements;
  - title to our assets;
  - environmental laws;
  - pending litigation and claims;
  - taxes, including filing of tax returns and payment of taxes by us and the absence of tax audits, examinations or proceedings;
  - material contracts;
  - insurance;
  - our intellectual property rights;
  - the absence of conflicts between the Agreement and Plan of Merger and our governing documents, applicable law and, to the extent such conflict would have a material adverse effect, our contracts;
  - material compliance with applicable laws;
  - absence of specified changes or events since June 30, 2004;
  - employment relations;
  - employee benefit plans;
  - absence of broker's or finder's fees, other than the fee of Trinity Advisors, LP;
  - compliance with zoning and related laws;
  - ability to obtain regulatory approval;
  - accuracy of our books and records; and
  - information to be included in this proxy statement.

In addition, the Agreement and Plan of Merger contains customary representations by Arrow Acquisition LP that relate to, among other things:

  - corporate organization and existence, foreign qualifications and similar corporate matters;
  - the absence of conflicts between the Agreement and Plan of Merger and its governing documents, applicable law and, to the extent such conflict would have a material adverse effect, its contracts;
  - information supplied by it to be included in this proxy statement;
  - investment intent and compliance with securities laws; and
  - absence of broker's or finder's fees payable by them.

Covenants Pending the Merger

We have agreed in the Agreement and Plan of Merger that, unless Arrow Acquisition LP otherwise consents in writing and subject to specified exceptions, we will, prior to the completion of the merger:.

  - conduct business in substantially the same manner as it has been conducted and in accordance with prudent business practice;
  - maintain our properties in good condition;
  - maintain insurance with coverage comparable to that previously maintained;
  - perform our material contractual obligations;
  - use our best efforts to preserve our business organizations and relationships with suppliers and customers with whom we have significant business relations;
  - comply with applicable laws according to prior practice;
  - make no material change in the manner of maintaining books and records or accounting practices; and
  - give notice to Arrow Acquisition LP of any governmental examination or any occurrence that would cause a breach of the Agreement and Plan of Merger.

In furtherance but not in limitation of those agreements, we have agreed, with specific exceptions, not to:
  - amend our articles of incorporation or bylaws;
  - issue or sell capital stock, except upon exercise of specifically identified options;
  - declare, set aside or pay any dividend or split, combine, reclassify or redeem any of our capital stock;
  - incur any obligation or liabilities, except in the ordinary course of business;
  - discharge or satisfy any lien or encumbrance or pay any lien other than included in our financial statements or incurred in the ordinary course of business or otherwise disclosed;
  - sell any capital assets other than in the ordinary course of business;
  - make any general compensation increase or paid any bonus or perquisite;
  - make any material change in accounting practices; or
  - enter into any contract obligating us for more than $10,000.

Additional Covenants

Until the effective time of the merger, we have agreed to permit a designee of Arrow Acquisition LP to attend meetings of our Board and to give its officers and authorized representatives full access to our properties, personnel, books and records provided that they do not unreasonably interfere with our operations. Information provided by us to Arrow Acquisition LP is subject to a confidentiality agreement.

The Agreement and Plan of Merger also contains a number of mutual covenants and agreements among us and Arrow Acquisition LP, including relating to:
  - publicity and announcements regarding the merger;
  - using reasonable best efforts to take all appropriate action to consummate the merger;
  - providing a title commitment and survey for our real property; and
  - continuing efforts to collect delinquent receivables.

Conditions to the Merger

Our obligation to effect the merger is subject to the satisfaction or waiver on or prior to the closing date of a number of conditions, including the following:
  - the representations and warranties of Arrow Acquisition LP under the Agreement and Plan of Merger shall be true and correct in all material respects as of the closing date, except to the extent such representations and warranties speak as of a specified date;
  - Arrow Acquisition LP shall have complied in all material respects with all agreements and covenants required to be performed by them prior to the closing; and
  - no receipt of any communication from the Texas Commission on Environmental Quality relating to the environmental issues affecting our real property unacceptable to us;

The obligation of Arrow Acquisition LP to effect the merger is subject to the satisfaction or waiver on or prior to the closing date of a number of conditions, including the following:
  - our representations and warranties under the Agreement and Plan of Merger shall be true and correct in all material respects as of the closing date, except to the extent such representations and warranties speak as of a specified date;
  - we shall have complied in all material respects with all agreements and covenants required to be performed by them prior to the closing;
  - no material adverse event shall have occurred with respect to us, nor shall any event have occurred that could have a material adverse effect;
  - our officers and directors shall have delivered resignations and releases of any claims, with specified exceptions;
  - holders of shares representing no more than 5% of the outstanding shares shall have perfected appraisal rights;
  - receipt of a title policy reflecting good and marketable title to our real property subject only to approved exceptions;
  - no receipt of any communication from the Texas Commission on Environmental Quality relating to the environmental issues affecting our real property unacceptable to Arrow Acquisition LP;
  - we shall have an average Net Cash Balance, as defined in the Agreement and Plan of Merger, of at least $2,650,000; and
  - Arrow Acquisition LP shall have obtained financing from its lender, Bank One, N.A. on terms acceptable to it in its sole discretion.

The obligation of each party to effect the merger is subject to the satisfaction or waiver on or prior to the closing date of a number of conditions, including the following:
  - obtaining all governmental approvals that are necessary for the consummation of the merger;
  - the absence of any order or ruling prohibiting consummation of the merger; and
  - approval and adoption of the Agreement and Plan of Merger by our shareholders;

Limitation on Considering Other Acquisition Proposals

Pursuant to the Agreement and Plan of Merger, neither we nor our directors, officers, agents or representatives will solicit or encourage any alternative proposal to acquire us or our assets. Further, we are obligated to notify Arrow Acquisition LP promptly of any such proposal we receive. However, we may furnish information to any person who makes an unsolicited inquiry concerning a possible proposal. We remain free to enter into negotiations or discussions with any person that makes an unsolicited proposal and may enter into an unsolicited proposal with a third party if we terminate the Agreement and Plan of Merger and pay the termination fees payable in such event. Please also see the sections below entitled "The Agreement and Plan of Merger - Termination" and " - Termination Fees."

Termination

    The Agreement and Plan of Merger may be terminated under a number of circumstances, including without limitation:
  - by either party if the merger has not closed by December 31, 2004, unless such party's failure to fulfill an obligation under the Agreement and Plan of Merger shall have caused the failure to close;
  - by either party upon any material breach by the other party of any representation, warranty, covenant or agreement, if such breach has not been cured within 15 days after notice of such breach;
  - by either party, if any permanent injunction or action by any governmental authority preventing the consummation of the merger shall have become final and nonappealable;
  - by our Board of Directors if we enter into an agreement with respect to an unsolicited offer and pay the termination fees payable in such event; and
  - by Arrow Acquisition LP if:
  - our Board of Directors withdraws, modifies our fails to reaffirm its recommendation of the merger;
  - our Board of Directors approves or enters into a letter of intent or agreement with respect to an acquisition proposal with a third party; or
  - a shareholder fails to comply with a voting agreement.

Termination Fees

If Arrow Acquisition LP exercises its right to terminate the Agreement and Plan of Merger following the withdrawal, modification or failure to reaffirm recommendation of the merger by our Board of Directors or the recommendation or entry into a letter of intent or agreement for an acquisition proposal with a third party by our Board of Directors or upon the failure of a shareholder to comply with a voting agreement or upon certain material breaches or our representations or covenants after 15 days opportunity to cure, we would be obligated to pay a termination fee of $200,000 plus reasonable and customary expenses not to exceed $200,000 in the aggregate. If we exercise our right to terminate upon certain material breaches or the representations or covenants of Arrow Acquisition LP after 15 days opportunity to cure, we would be entitled to receive a termination fee of $200,000 plus reasonable and customary expenses.

Amendment and Waiver

The Agreement and Plan of Merger may only be amended by written agreement of all parties. However, following approval and adoption of the Agreement and Plan of Merger by our shareholders, no amendment may be made which would reduce the amount or change the form of consideration to be delivered upon consummation of the merger. The waiver or failure of a party to exercise any right or remedy under the Agreement and Plan of Merger shall not constitute a waiver of such right or remedy in the future.

                             OPTION AGREEMENT

	This section of the proxy statement describes the material provisions of the Option Agreement, but does not purport to describe all of the terms of that document. The Option Agreement is attached as Appendix B to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Option Agreement as it is the legal document governing the relationship of the parties.

Grant of Option

	As a condition of entering into the Agreement and Plan of Merger required by Arrow Acquisition LP, we granted to Arrow Acquisition LP an option to purchase 850,000 shares of our common stock (approximately 19.9% of outstanding common stock) at an exercise price of $1.60 per share.

Exercise of Option

	The Option Agreement provides that it may be exercised at any time after the Merger Agreement is terminated because: (i) we authorize, recommend, publicly propose or publicly announce an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Arrow Acquisition LP) to effect a merger, consolidation, statutory share exchange or similar transaction involving us or any subsidiary; the disposition, by sale, lease, exchange or otherwise, of assets representing 20% or more of our consolidated assets; or the issuance, sale or other disposition of securities representing 20% or more of the voting power of our securities; (ii) any person or group (other than Arrow Acquisition LP) acquires beneficial ownership of, or the right to acquire beneficial ownership of, 20% or more (or, if such person or group is the beneficial owner of 10% or more on the date hereof, such person or group acquires an additional 10% or more) of the voting power of our securities; or (iii) any person (other than Arrow Acquisition LP) commences a tender offer or exchange offer to purchase our shares such that, upon consummation of such offer, such person would beneficially own 20% or more of our outstanding shares.

Cash Payment

At any time after the Option Agreement becomes exercisable and before termination of the Option, Arrow Acquisition LP may give notice to us to pay, in exchange for the cancellation of the Option with respect to such number of shares specified in the notice: (i) if the event triggering the option involves a disposition of shares, an amount in cash equal to the product obtained by multiplying the number of shares specified in the notice by the difference between the highest price per share paid or to be paid for our stock in such event and $1.60; or (ii) if the event involves a disposition of assets, an amount in cash equal to the product obtained by multiplying the number of shares specified in the notice by the quotient obtained by dividing the sum of the net price paid in such sale for such assets and the current value of our remaining net assets, by the number of shares of our stock outstanding at the time of such sale.

Termination of Option

	The Option Agreement will terminate and be of no further force and effect upon the earliest to occur of the effectiveness of the merger, sixty
(60) business days after the first occurrence of an event triggering the option, or termination of the Merger Agreement in accordance with its terms prior to the occurrence of an event triggering the option.

Adjustments Upon Certain Events

In the event of any change in our stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option Agreement, and the purchase price, will be adjusted appropriately so that Arrow Acquisition LP will receive upon exercise the number and class of shares or other securities or property that it would have received if the option had been exercised immediately prior to such event. In the event that we enter into certain other agreement resulting in the disposition of our stock or assets, we have agreed to cause the agreement governing such transaction to provide that the Option Agreement will be converted an option to acquire the number and class of shares or other securities or property that would be received if the Option Agreement had been exercised immediately prior to such transaction. If we issue additional shares (other than pursuant the other events giving rise to adjustments or upon exercise of specified options), the number of shares of our stock subject to the Option Agreement will be adjusted so that it equals 19.9% of the number of shares of our stock then issued and outstanding.

                               VOTING AGREEMENTS

To satisfy a condition imposed by Arrow Acquisition LP to enter into the Agreement and Plan of Merger, Mark I. Kenner, Fred Kenner, Estelle Shwiff and Lindsay Nadelman have entered into voting agreements dated October 7, 2004 with Arrow Acquisition LP granting irrevocable proxies and agreeing to, among other things, vote their shares of our common stock in favor of the merger and against any proposal made in opposition to or in competition with the merger. These shares represent a majority of the outstanding shares of our common stock entitled to vote. In addition, the voting agreements contain restrictions on the sale or other transfer of our common stock subject to the agreement. The voting agreements will terminate upon termination of the Agreement and Plan of Merger.

The form of these voting agreements have attached as Exhibit 10.29 to our Form 8-K filed with the SEC on November , 2004. These agreements will govern the relationships between the parties, and this summary contains only a partial description of some of their terms. We encourage you to review these agreements in their entirety. For instructions on how to access a copy of this form, see the section entitled "Where You Can Find More Information" on page __ of this proxy statement.

              SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of our common stock as of November 8, 2004 by each person known by us to own beneficially more than 5% of the common stock; each of our directors; each of our executive officers; and all executive officers and directors as a group.

Name and Address           Number of Shares            Percent of
of Beneficial Owner        Beneficially Owned          Class
-------------------        ------------------          ----------
Estelle Shwiff               731,135                     21.5%
5111 Tanbark
Dallas, Texas 75229

Mark I. Kenner               751,066(1)                  20.8%
2646 Rodney Lane
Dallas, Texas 75229

Fred Kenner                  464,615(2)                  12.4%
2646 Rodney Lane
Dallas, Texas 75229

Richard P. Kiphart and       282,300                      8.3%
Shoreline Micro-Cap Fund I
c/o William Blair & Co.
222 West Adams
Chicago, Illinois 60606

Scott James Group            240,134                      7.1%
6700 Arlington Blvd
Falls Church, Virginia 22042

Fred T. Bennett                    0                        0%
5925 Forest Lane, Suite 110
Dallas, Texas 75230

Jeff Levitt                        0                        0%
11930 Preston Road #140
Dallas, Texas 75230

All Executive Officers     1,215,681(3)                  33.2%
and Directors as a Group
(Five Persons)

(1)	Includes 193,261 shares which may be acquired upon exercise of an option.
(2)	Includes 187,404 shares which may be acquired upon exercise of an option.
(3)	Includes 380,665 shares which may be acquired upon exercise of options.

                        MARKET PRICE AND DIVIDEND DATA

	The Company's common stock is included for quotation on the NASDAQ SmallCap Market tier of the NASDAQ Stock Market under the trading symbol "ARWM". As of November 8, 2004 we had 3,401,448 common shares outstanding and we had approximately 308 shareholders of record. The number of shareholders does not take into account those shareholders whose certificates are held by broker-dealers or other nominees. The following table sets forth the high and low sales prices in the common stock during the previous two fiscal years and through the date before announcement of the merger:

            Fiscal 2004              High           Low
            -----------              ----           ----
             Fourth Quarter (1)      $1.52          $1.49
             Third Quarter            1.68           1.40
             Second Quarter           1.75           1.59
             First Quarter            1.78           1.42

            Fiscal 2003              High           Low
            -----------              ----           ----
             Fourth Quarter          $1.67          $1.02
             Third Quarter            2.09           1.39
             Second Quarter           2.17           1.76
             First Quarter            2.08           1.71

            Fiscal 2002              High           Low
            -----------              ----           ----
             Fourth Quarter          $2.20          $1.50
             Third Quarter            2.17           1.90
             Second Quarter           2.17           1.95
             First Quarter            2.25           1.90

     (1)  Covers the period from October 1, 2004 through October 7,
          2004, the last full trading day prior to the announcement of the proposed merger.
On October 7, 2004, the last full trading day prior to the announcement of the proposed merger, the last reported sales price per share was $1.50. On November , 2004 the most recent practicable trading day prior to the date of this proxy statement, the last reported sales price was $____. You should obtain current market price quotations for shares of our common stock in connection with voting your shares.

The Company has paid no cash dividends with respect to its Common Stock since 1988, when it paid a dividend of $0.05 per share. The Company currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. Following the merger, our common stock will not be traded on any public market.

                           SHAREHOLDER PROPOSALS

If the merger is completed, we will not hold a 2004 annual meeting of shareholders, because, following the merger, we will not be a publicly held company. If the merger is not completed for any reason, our 2004 annual meeting of shareholders will subsequently be scheduled and the following will be applicable thereto.

Under applicable SEC regulations, any shareholder desiring to make a proposal to be acted upon at our 2004 annual meeting of shareholders must present the proposal to us at our principal office in Dallas, Texas a reasonable time before the solicitation is made, for the proposal to be considered for inclusion in our proxy statement. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

                         FORWARD LOOKING STATEMENTS

This proxy statement includes "forward-looking statements" within of the Private Securities Litigation Reform Act of 1995. All of the statements contained in this proxy statement, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning the transaction described. There can be no assurances that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, failure of the acquiring company to obtain financing and other matters set forth in this proxy statement. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf relating to the transaction are expressly qualified in their entirety by such caution. Shareholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. We undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

You should rely only on the information contained in this proxy statement including the appendices attached hereto and any documents incorporated herein by reference. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 8, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary.

                                OTHER MATTERS

As of the date of this proxy statement, our Board of Directors knows of no other business to come before the special meeting for consideration by our shareholders. If any other business properly comes before the special meeting, the persons named as proxies in the accompanying proxy card will vote the shares represented by the proxy in accordance with their best judgment.

                                         By Order of the Board of Directors

                                         /s/ Mark I. Kenner
                                         Mark I. Kenner
                                         Chairman of the Board and Chief
                                         Executive Officer
Dallas, Texas
November 8, 2004





                                  Appendix A

                             AMENDED AND RESTSTED
                            AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of November , 2004, by and between ARROW ACQUISITION LP, a Texas limited partnership ("AALP"), and ARROW-MAGNOLIA INTERNATIONAL, INC., a Texas corporation ("AMI").

                                       RECITALS

A.	AALP desires to acquire all of the issued and outstanding capital stock of AMI and AMI desires to cause all such stock to be sold to AALP in accordance with and subject to the terms and conditions set forth in this Agreement.

                                STATEMENT OF AGREEMENT

NOW, THEREFORE, for good consideration, the parties, intending to be legally bound, agree as follows:

                                      ARTICLE I
                                     THE MERGER

Section 1.1. The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Texas Business Corporation Act ("TBCA") and Art. 6132a-1 Sec. 2.11 of the Texas Revised Limited Partnership Act ("TRLPA"), at the "Effective Time," as hereinafter defined, AALP shall merge with and into AMI. Upon consummation of such merger (the "Merger"), the separate existence of AALP shall cease. AMI shall be the surviving entity (the "Surviving Entity") in the Merger and, immediately after the Merger, AMI shall be converted into a limited partnership under the laws of the State of Texas, pursuant to Art. 5.17 of the TBCA.

Section 1.2. Effective Date and Time of the Merger. The Merger shall become effective when a Certificate of Merger, complying with the TBCA and Art. 6132a-1 Sec. 2.11 of the TRLPA, in the form attached hereto as Exhibit A, has been filed with the Secretary of State of the State of Texas. The terms "Effective Date" and "Effective Time" shall be the date and time, respectively, when the Merger becomes effective.

Section 1.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Art. 6132a-1 S. 2.11 of the TRLPA. All rights, title and interests to all real estate and other property, tangible and intangible, owned by AALP and AMI shall be allocated to and completely vested in the Surviving Entity, without further act or deed. All liabilities and obligations of AALP and AMI shall be allocated to the Surviving Entity and the Surviving Entity shall become the primary obligor as to all such liabilities and obligations. All rights of creditors and other obligees and all liens and other encumbrances on property of either AALP or AMI shall be preserved unimpaired.

Section 1.4. Conversion. Immediately after the Merger, the Surviving Entity shall file with the Secretary of State of the State of Texas Articles of Conversion in the form attached hereto as Exhibit B, causing conversion (the "Conversion") of the Surviving Entity into a limited partnership under the laws of the State of Texas.

Section 1.5. Regulatory Approvals and Notices. AALP and AMI shall proceed expeditiously and cooperate fully in obtaining any consents and approvals and the taking of any other actions in satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms provided herein, including, without limitation, the preparation and submission of all necessary filings, certificates and notices to all appropriate governmental agencies.

                                    ARTICLE II
                                 AALP STOCK OPTION

Section 2.1. Issuance of Stock Option. Contemporaneously with the execution and delivery of this Agreement, AMI has granted to AALP an option (the "AALP Stock Option") to purchase 845,000 shares of AMI common stock, which will represent, upon exercise, approximately 19.9% of all issued and outstanding share of AMI common stock. The AALP Stock Option shall be evidenced by that certain Stock Option Agreement in the form attached hereto as Exhibit C.

                                    ARTICLE III
                          CONVERSION AND EXCHANGE OF SHARES

Section 3.1. Conversion of AMI Stock. At the Effective Time, by virtue of the
Merger and without any action on the part of AMI, AALP or the holder of any of the securities thereof, the following shall occur:

(a) Subject to the provisions of Sections 3.5 and 3.6 below, each share of the AMI common stock ("AMI Stock") issued and outstanding immediately prior to the Effective Time, except for shares of AMI Stock owned by AMI as treasury stock or owned, directly or indirectly, by AMI or any of AMI's wholly-owned subsidiaries (other than shares of AMI Stock held, directly or indirectly, in trust accounts, managed accounts or otherwise held in a fiduciary capacity, that are beneficially owned by third parties) and shares of AMI Stock as to which the holders have perfected their rights as dissenting shareholders in accordance with the provisions of Art. 6132a-1 Sec. 2.11 of the TBCA (the "Dissenting Shares"), shall be converted into and represent the right to receive cash in the amount of the "Merger Consideration," as hereinafter defined;

(b) All shares of AMI Stock that are owned, directly or indirectly, by AMI or any wholly-owned subsidiary of AMI shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

(c) All of the shares of AMI Stock converted into the right to receive the Merger Consideration pursuant to this ARTICLE III shall no longer be outstanding and shall automatically be canceled and shall cease to exist.

Section 3.2. Merger Consideration. As used herein, the term "Merger Consideration" shall mean the sum of $1.60 per share of AMI Stock; provided, however, $200,000 of the Merger Consideration payable to Ms. Estelle Shwiff ("Shwiff") shall be in the form of a $200,000 promissory note from the Surviving Entity, in a form acceptable to both the Surviving Entity and Shwiff, with interest at a rate of 6% per annum. The principal and accrued interest will be repaid as follows: (i) $50,000 on the second anniversary of the Effective Date and (ii) $150,000 on the third anniversary of the Effective Date.

Section 3.3. AALP Partnership Interests. At and after the Effective Time and the Conversion, all partnership interests of AALP issued and outstanding immediately prior to the Effective Time shall be converted into partnership interests of the Surviving Entity, in the same percentages and class as existed in AALP prior to the Effective Time.

Section 3.4. Cancellation of Employee Stock Options. Contemporaneously with the execution of this Agreement, the holder of each outstanding and unexercised option/warrant, previously granted by AMI, to purchase shares of AMI Stock (other than the AALP Stock Option) has executed and delivered to AMI an option cancellation agreement (collectively, the "Option Cancellation Agreements") and surrendered to AMI all original option agreements. Pursuant to the terms of the Option Cancellation Agreements, immediately prior to the Effective Time each "in-the-money" option/warrant subject to an Option Cancellation Agreement (a) shall be canceled in exchange for a cash payment by AMI, without interest, equal to the product obtained by multiplying (i) the difference between the Merger Consideration per share and the exercise price of each respective option/warrant by (ii) the number of shares of AMI Stock purchasable upon exercise of such options/warrants, and (b) shall cease to represent a right to acquire shares of AMI Stock. The maximum amount payable pursuant to this Section 3.4 for cancellation of all "out of the money" options shall be $10,000. As of the Effective Time, there shall be no options or warrants to purchase shares of AMI Stock outstanding other than the AALP Stock Option.

Section 3.5. Exchange Procedure. On or immediately prior to the Effective Date, AALP and AMI shall deposit in trust with, or otherwise make available to, an exchange agent (the "Exchange Agent") to be selected by AALP, for exchange in accordance with this Agreement, cash sufficient to pay the Merger Consideration (excluding any Dissenting Shares). As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of AMI Stock a letter of transmittal (the "Letter of Transmittal") in substantially the form attached to this Agreement as Exhibit D and instructions for use in effecting the surrender of the certificates representing AMI Stock in exchange for the Merger Consideration. Each holder of AMI Stock, upon surrender of the certificates therefor to the Exchange Agent, accompanied by duly executed Letters of Transmittal, shall be entitled to receive a check representing the amount of Merger Consideration which such holder has the right to receive hereunder. Each certificate representing shares of AMI Stock so surrendered shall be canceled. Until so surrendered, each certificate representing AMI Stock will be deemed for all corporate purposes to represent and evidence solely the right to receive the Merger Consideration to be paid therefor pursuant to this Agreement. Notwithstanding the foregoing, neither the Exchange Agent nor any other party hereto shall be liable to any holder of certificates representing AMI Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as required by law, no interest shall be payable with respect to the Merger Consideration or the cash payable for Dissenting Shares. If any shareholder of record of AMI is unable to locate any certificate evidencing shares of AMI Stock to be surrendered for exchange, the Exchange Agent shall deliver the corresponding share of the Merger Consideration to the registered shareholder upon receipt of a lost certificate affidavit and an indemnity agreement in a form reasonably acceptable to AALP. The delivery of the Merger Consideration by the Exchange Agent shall be as soon as practicable following the receipt by the Exchange Agent of the certificates and the duly executed Letters of Transmittal, and in any event no later than five business days thereafter.

Section 3.6. Dissenting Shares. Each share of AMI Stock issued and outstanding immediately prior to the Effective Time, the holder of which has not voted in favor of the Merger and who has properly perfected his dissenter's rights of appraisal by following the procedures set forth in Section 5.12 of the Texas Business Corporation Act (the "TBCA"), is referred to herein as a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not exchanged his certificates representing shares of AMI Stock for the corresponding share of the Merger Consideration or otherwise has not effectively withdrawn or lost his dissenter's rights shall not be converted into or represent the right to receive the corresponding share of the Merger Consideration pursuant to Section 3.1 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the TBCA. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the TBCA; provided, such holder complies with the procedures contemplated by and set forth in the applicable provisions of the TBCA. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenter's rights under the applicable provisions of the TBCA, such Dissenting Shares shall be converted into the right to receive the corresponding share of the Merger Consideration in accordance with the provisions of this ARTICLE III.

                                    ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES OF AMI

In order to induce AALP to enter into this Agreement, AMI represents and warrants to AALP that the statements contained in this ARTICLE IV are true and correct.

Section 4.1. Organization.

(a) AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. AMI has the corporate power and authority to own, lease and operate its properties, to engage in the business and activities now conducted by it and to enter into this Agreement. AMI is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a "Material Adverse Effect," as hereinafter defined, on AMI.

(b) AMI has no subsidiaries.

(c) AMI is not a general partner or owner of an equity or membership interest in any joint venture, general partnership, limited partnership, limited liability company, trust or other non-corporate entity.

(d) There exists no arrangement pursuant to which the stock or other membership or equity interests of any corporation, joint venture, general partnership, limited partnership, limited liability company, trust or other non-corporate entity is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of AMI or all of the shareholders of AMI.

(e) True and complete copies of the Articles of Incorporation and Bylaws of AMI, as amended to date, are included in Schedule 4.1 of the Disclosure Schedule (the "Disclosure Schedule") delivered by AMI to AALP together with this Agreement.

Section 4.2. Capitalization. The authorized capital stock of AMI consists of
(a) 10,000,000 shares of AMI Stock, 3,401,448 of which are issued and outstanding and 13,500 of which are held in treasury, and (b) 500,000 shares of preferred stock, $0.10 par value per share, none of which are issued and outstanding. All of the issued and outstanding shares of AMI Stock are validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person or in violation of any applicable federal or state securities laws. Except for the AALP Stock Option and as described on Schedule 4.2 of the Disclosure Schedule, there are no existing options, warrants, calls, convertible securities or commitments of any kind obligating AMI to issue any authorized and unissued AMI Stock, nor does AMI have any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. Except for the AALP Stock Option, there are no stock appreciation or similar rights to receive cash payment in respect or in lieu of options to purchase shares of AMI Stock or otherwise. Except as described on Schedule 4.2 of the Disclosure Schedule and as contemplated by this Agreement, to the knowledge of AMI, there are no voting trusts, voting agreements, buy-sell agreements or other agreements or arrangements affecting the AMI Stock.

Section 4.3. Approvals; Authority.

(a) The Board of Directors has approved this Agreement, the AALP Stock Option and the transactions contemplated hereby and thereby and no further corporate proceedings of AMI are needed to execute and deliver this Agreement and the AALP Stock Option and consummate the transactions contemplated hereby and thereby other than the approval of this Agreement by the shareholders of AMI as required by law. As of the date hereof, Shwiff, Mark I. Kenner and Fred Kenner (collectively hereinafter referred to as the "Majority Shareholders"), as a group, own a number of the shares of issued and outstanding AMI Stock that is sufficient for AMI shareholder approval of the Merger pursuant to AMI's Articles of Incorporation and Bylaws and pursuant to the TBCA. This Agreement and the AALP Stock Option have been duly authorized, executed and delivered by AMI and each is a legal, valid, and binding agreement of AMI enforceable against AMI in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

(b) At the Closing, all other agreements, documents and instruments to be executed and delivered by AMI which are referred to herein or contemplated hereby will have been duly executed and delivered by AMI, and will constitute the legal, valid and binding obligation of AMI, enforceable against AMI in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

Section 4.4. Securities Law Filings. AMI is subject to the registration provisions of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC promulgated under Section 12 of the Exchange Act, including the anti-fraud provisions of such Exchange Act. All issuances of securities by AMI have been registered under the Securities Act, the Securities Act of the State of Texas and all other applicable laws, or were exempt from any such registration requirements or the applicable statute of limitations has run. AMI has made all filings required to be made under the Exchange Act within the preceding two years. None of the information contained in the filings by AMI since January 1, 2002, and to the best knowledge of AMI in the filings prior to January 1, 2002, under the Exchange Act or the Securities Act is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.5. Financial Statements.

(a) Schedule 4.5(a) of the Disclosure Schedule contains true and complete copies of AMI's (i) unaudited statement of financial condition as of June 30, 2004 and related statement of income as of and for the 6 months ended June 30, 2004, reviewed by Philip Vogel & Co, PC as of August 12, 2004 (the "Interim Financial Statements"), and (ii) audited statements of financial condition and related statements of income, changes in shareholders' equity and cash flows, as of and for the year ended December 31, 2003, accompanied by the report thereon of Philip Vogel & Co, PC dated February 18, 2004 (the "Annual Financial Statements"). The Interim Financial Statements and the Annual Financial Statements are collectively referred to herein as the "AMI Financial Statements." The AMI Financial Statements fairly present the financial position of AMI and the results of its operations at the dates and for the periods indicated in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods covered thereby.

(b) Except as set forth in Schedule 4.5(b) of the Disclosure Schedule, as of the dates of the AMI Financial Statements referred to above and as of the date of this Agreement, AMI did not have any liabilities, fixed or contingent, which are material and are not fully reflected or provided for in the AMI Financial Statements or otherwise disclosed in this Agreement. Except as set forth in Schedule 4.5(b) of the Disclosure Schedule, since June 30, 2004, (i) the business of AMI has been conducted only in the ordinary course, consistent with prior practices, and (ii) no event, condition or circumstance has occurred which, individually or in the aggregate, has had a Material Adverse Effect on AMI.

(c) Except as set forth in Schedule 4.5(c) of the Disclosure Schedule, all of the notes and accounts receivable reflected on the most recent AMI Financial Statements reflect receivables resulting from bona fide transactions with third parties, net of applicable reserves for doubtful accounts. No representation or warranty is made concerning collectibility of any such notes or accounts.

(d) Except as set forth in Schedule 4.5(d) of the Disclosure Schedule, the inventories of AMI reflected on the most recent AMI Financial Statements are of a quantity and quality usable and saleable in the ordinary course of business, subject to adequate provision for loss or obsolescence in accordance with GAAP, consistent with historical experience of AMI as reflected in the AMI Financial Statements.

Section 4.6. Title. A true and complete copy of a commitment for title insurance for all real property owned by AMI reflecting all mortgages, deeds of trust and security agreements to which such property is subject has been delivered to AALP and is attached hereto in Schedule 4.6 of the Disclosure Schedule. Except as set forth on Schedule 4.6 of the Disclosure Schedule, AMI has good and marketable title to all of its assets and properties including, without limitation, all real property and all improvements thereon, and all personal properties, tangible and intangible, reflected in the Interim Financial Statements or acquired subsequent thereto, subject to no deeds of trust, liens, mortgages, security interests, encumbrances or charges of any kind except (a) as noted in the AMI Financial Statements or as set forth on Schedule 4.6 of the Disclosure Schedule, (b) statutory liens not yet delinquent, (c) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held, and (d) those assets and properties disposed of for fair market value in the ordinary course of business since the dates of the AMI Financial Statements. AMI is not a party to any lease or sublease of real property.

Section 4.7. Environmental Laws. Except as set forth in Schedule 4.7 of the Disclosure Schedule, to the best knowledge of AMI:

(a) AMI is and has been in substantial compliance with all terms and conditions of all applicable federal and state "Environmental Laws," as hereinafter defined, and permits thereunder.

(b) AMI (i) has not received any notice of or inquiry relating to any alleged violation of or liability under any Environmental Laws that has not been settled, closed or reached a final determination, (ii) has not generated, stored or disposed of any "Hazardous Materials," as hereinafter defined, under the Environmental Laws except in compliance with Environmental Laws and (iii) is not subject to any claim or lien under any Environmental Laws.

(c) No release (as defined at CERCLA, 42 U.S.C. 9601(22), without regard for the exclusions therein mentioned) of Hazardous Materials has occurred at or from any real property during the term of the ownership, lease or operation thereof by AMI for which the Environmental Laws required or require notice to any third party, further investigation or response action of any kind.

(d) No condition exists at any real property currently owned, leased or operated by AMI for which the Environmental Laws required or require notice to any third party, further investigation or response action of any kind.

(e) No asbestos is now or has been contained in any facility owned by AMI.

(f) No real property currently owned, leased or operated by AMI is, or has been, an industrial site (excluding the Rodney Lane property) or a landfill at any time.

AMI has furnished AALP true and complete copies of all environmental assessments, reports, studies and other related information in its possession or control relating to each real property presently or formerly owned, leased or operated by AMI. The charges, accruals and reserves on the AMI Financial Statements with respect to all items ("Existing Environmental Matters") disclosed on Schedule 4.7 of the Disclosure Schedule are adequate and are and will be at least equal to or exceed AMI's liability for such Existing Environmental Matters. As used herein, the term "Environmental Laws," means any federal, state or local statute, law, rule, regulation, ordinance, code or rule of common law, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to the environment, human health or safety, or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Secs.
9601, et seq. ("CERCLA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 1801, et seq.; the Resource Conservation and Recovery
Act of 1976, as amended, 42 U.S.C. Secs. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Secs. 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C. Secs. 2601, et seq.; the Clean Air Act, 42 U.S.C. Secs. 7401, et seq.; and the Safe Drinking Water Act, 42 U.S.C. Secs. 3808, et seq. As used herein, the term "Hazardous Materials" means (I) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, mold, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; (II) any chemicals, materials, waste or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Laws; and (III) any other chemical, material, waste or substance which is in any way regulated by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

Section 4.8. Litigation and Other Proceedings. Except as set forth in
Schedule
4.8 of the Disclosure Schedule, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of AMI, threatened before any court or administrative body in any manner against AMI or any of its properties or capital stock. Except as set forth in Schedule 4.8 of the Disclosure Schedule, AMI does not know of any basis on which any litigation or proceeding could be brought which could have a Material Adverse Effect on AMI or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. AMI is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 4.9. Taxes.  Except as set forth in Schedule 4.9 of the Disclosure
Schedule:

(a) All "Returns," as hereinafter defined, required to be filed by or on behalf of AMI, or any affiliated, consolidated, combined, unitary or similar group of which AMI is or was a member, have been duly filed on a timely basis and such Returns are true, complete and correct. All "Taxes," as hereinafter defined, shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis or have otherwise been resolved, and all Taxes owed by AMI which are or have become due have been timely paid in full or have otherwise been resolved (whether or not shown on or reportable on such Returns). AMI has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on any of the assets of AMI with respect to Taxes, other than liens for Taxes not yet due and payable. The charges, accruals and reserves with respect to Taxes on the AMI Financial Statements are adequate (determined in accordance with GAAP) and are at least equal to AMI's liability for Taxes.

(b) No deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against AMI that have not been settled, closed or reached a final determination. There are no pending audits, actions, proceedings, investigations, claims or assessments relating to any Tax liability of AMI to which AMI has received notice. AMI is not a party to any action or proceeding for assessment or collection of Taxes, nor have such events been asserted or, to the knowledge of AMI, threatened against AMI or any of its assets. No waiver or extension of any statute of limitations relating to Taxes is in effect with respect to AMI. No power of attorney has been executed by AMI with respect to any Tax matter that is currently in force.

(c) AMI has disclosed on its federal income tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

(d) AMI has not agreed to make, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

(e) None of the property of AMI is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of
Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code.

(f) AMI is not a party to any Tax sharing agreement or has any continuing obligations under any prior Tax sharing agreement.

(g) AMI is not, and has not been, a member of any other affiliated, consolidated, combined, unitary or similar group for Tax purposes.

(h) True and complete copies of the federal income tax returns of AMI as filed with the Internal Revenue Service (the "IRS") for the years ended December 31, 1999, 2000, 2001, 2002 and 2003 have been furnished to AALP. True and complete copies of the Texas Franchise Tax returns of AMI as filed with the State of Texas for the years ended December 31, 1999, 2000, 2001 and 2002 have been furnished to AALP.

As used in this Agreement, the term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties. As used herein, the term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which AMI is required to pay, withhold or collect.

Section 4.10. Contracts. Except as otherwise noted in Schedule 4.10 of the Disclosure Schedule, AMI is not a party to or bound by any of the following:

(a) Employment contract (including without limitation any collective bargaining contract or union agreement or agreement with an independent contractor);

(b) Bonus, stock option, deferred compensation or profit-sharing, pension or retirement plan or other employee benefit arrangement;

(c) Lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee involving annual payments in excess of $10,000;

(d) Contract or commitment for capital expenditures in excess of $10,000 for any one project;

(e) Contract or commitment whereby another person or entity is granted the right to sell goods, products or services on behalf of AMI.

(f) Contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement involving an annual expenditure in excess of $10,000;

(g) Contract or option to purchase or sell any real or personal property other than in the ordinary course of business;

(h) Contract, agreement or letter with respect to the management or operations of AMI imposed by any regulatory authority having supervisory jurisdiction over AMI;

(i) Agreement, contract or indenture related to the borrowing by AMI of money other than those entered into in the ordinary course of business;

(j) Guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business;

(k) Agreement with or extension of credit to any executive officer or director of AMI or a holder of more than 5% of the AMI Stock, or any affiliate of such person;

(l) Agreement or arrangement with any executive officer, director, holder of 5% or more of the AMI Stock or affiliate of such persons for the provision of services or lease of property or any similar matter that is essential to their operations or on terms which are preferential to them or such persons; or

(m) Other than the foregoing, contracts involving more than $10,000 which are not made in the ordinary course of business and not otherwise disclosed in this Agreement or in a schedule attached hereto.

 Since January 1, 2002, AMI has performed all obligations required to be performed by it to date and is not in default under any indenture, mortgage, contract, lease or other agreement (collectively hereinafter referred to as "AMI Contracts") to which AMI is a party or by which it is bound or under any provision of its Articles of Incorporation or Bylaws (such Articles of Incorporation and Bylaws being hereinafter referred to as the "AMI Governing Documents"). To the knowledge of AMI, prior to January 1, 2002, AMI performed all obligations required to be performed by it and did not breach any of the AMI Contracts. To the knowledge of AMI, no event has occurred which, with the lapse of time or action by a third party, could result in default under any of the AMI Contracts or under any provision of the AMI Governing Documents.

Section 4.11. Insurance. True and complete copies of all insurance policies owned or held by, or issued in favor of, AMI covering the current period have been provided to AALP and are listed in Schedule 4.11 of the Disclosure Schedule. The risks, amounts and retention levels of such insurance policies are reasonable for the business conducted by AMI.

Section 4.12. Intellectual Property. AMI owns or possesses licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, know-how and other proprietary rights and information, all of which are listed on Schedule 4.12 of the Disclosure Schedule, that are material to the business of AMI as currently conducted. AMI is unaware of any assertion or claim challenging the validity of any of the foregoing. To the knowledge of AMI, the conduct of the business of AMI as currently conducted does not conflict with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, and there are no infringements by any third party of any proprietary rights owned or licensed by or to AMI.

Section 4.13. No Conflict with Other Instruments.   Except as otherwise noted
in Schedule 4.13 of the Disclosure Schedule:

(a) The execution and delivery of this Agreement, the AALP Stock Option and the "Voting Agreements," as hereinafter defined, the performance by AMI and the parties thereto of the obligations thereunder and the consummation of the Merger, subject to obtaining approval of the AMI shareholders, will not conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of AMI.

(b) The execution and delivery of this Agreement, the AALP Stock Option and the Voting Agreements, the performance by AMI and the parties thereto of the obligations thereunder and the consummation of the Merger, subject to obtaining approval of the AMI shareholders and all regulatory approvals, will not violate any provision of, or constitute a default or require any consent or approval under, any law, or any order, writ, injunction or decree of any court or other governmental agency applicable to AMI, or any contract, agreement or instrument to which AMI is a party or by which it is bound or constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of AMI or upon the AMI Stock.

Section 4.14. Compliance with Laws. Except as set forth in Schedule 4.14 of the Disclosure Schedule, to the knowledge of AMI-

(a) AMI has been and is currently in compliance with all applicable federal, state and local laws, rules, regulations and orders, the failure to comply with which would reasonably be anticipated to have a Material Adverse Effect and AMI has filed all reports, notices, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with all regulatory authorities having jurisdiction over AMI, and such reports, notices, registrations and statements were, as of their respective dates, true and correct and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) No regulatory agency has ever initiated any proceeding or, to the knowledge of AMI, investigation into the business or operations of AMI.

(c) There is no unresolved violation, criticism or exception by any regulatory agency with respect to any report or statement relating to any examinations of AMI.

(d) Except for approval of the AMI shareholders and approvals of regulatory authorities having jurisdiction over AMI, no prior consent, approval or authorization of, or declaration, filing or registrations with, any person is required to be obtained by AMI in connection with the execution, delivery and performance by AMI of this Agreement, the AALP Stock Option, the Voting Agreements or the Merger.

Section 4.15. Conduct. Except as listed in Schedule 4.15 of the Disclosure Schedule, since June 30, 2004, AMI has not done any of the following:

(a) Issued or sold any capital stock or corporate debt obligations, except pursuant tp outstanding options held by Mark I. Kenner or Fred Kenner identified in Schedule 4.2 of the Disclosure Schedule;

(b) Declared or set aside or paid any dividend or made any other distribution in respect of or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of its capital stock;

(c) Incurred any obligations or liabilities (fixed or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected any of its assets to a lien or encumbrance (other than in the ordinary course of business and other than statutory liens not yet delinquent);

(d) Discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), other than accruals, accounts and notes payable included in the AMI Financial Statements, incurred since June 30, 2004 in the ordinary course of business and liabilities disclosed herein;

(e) Sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business;

(f) Made any general or individual wage or salary increase (including increases in directors' or consultants' fees), paid any bonus, granted or paid any perquisites such as automobile allowances, club memberships or dues or other similar benefits, or instituted any employee welfare, retirement or similar plan or arrangement;

(g) Suffered any physical damage, destruction or casualty loss, whether or not covered by insurance, materially and adversely affecting its business, properties or assets;

(h) Made any or acquiesced in any change in accounting methods, principles or practices;

(i) Entered into any contract, agreement or commitment which obligates
AMI for an amount in excess of $10,000 over the term of any such contract, agreement or commitment; or

(j) Except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of their assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.

Section 4.16. Employment Relations. The relations of AMI with its employees are satisfactory. AMI has not received any formal notice of any controversies with, or organizational efforts or other pending actions by, representatives of their employees or any informal indication of the foregoing occurring. To the knowledge of AMI, AMI has complied with all laws relating to the employment of labor with respect to its employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of worker's compensation insurance and social security and similar taxes and no person has asserted that AMI is liable for any arrearages of wages, worker's compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing.

Section 4.17. Employee Benefit Plans.

(a) Schedule 4.17(a) of the Disclosure Schedule contains a complete and accurate list of all employee benefit plans and programs, and bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, medical and/or life insurance, welfare and fringe benefit plans, contracts, employment, collective bargaining, or severance agreements, written and unwritten, and all similar practices, policies and arrangements (collectively hereinafter referred to as the "Compensation and Benefit Plans") in which AMI has any liability, obligation to, or which is maintained or contributed to by AMI or which covers any employees, or former employees, consultants or former consultants, officers or former officers, directors or former directors of them, which are now in force or which have been in force during the last three years. AMI has no commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

(b) Each Compensation and Benefit Plan is in material compliance, in form and in administration, with the plan documents and, to the knowledge of AMI, with all applicable laws, including, the extent applicable, the Employee Retirement Income Security Act of 1974 ("ERISA"), the Code, the federal securities laws, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the federal securities laws, the Age Discrimination in Employment Act and any other applicable law have been timely made.

(c) Each Compensation and Benefit Plan sponsored by AMI that is subject to Section 401(k) of the Code is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") that is intended to be qualified under Section 401(a) of the Code.

(d) AMI has no knowledge of any events or circumstances that could adversely affect the tax-qualified status of any Compensation and Benefit Plan or the related trust.

(e) Each such Compensation and Benefit Plan is in the form of a prototype plan that has received a prior favorable determination letter from the IRS, where applicable.

(f) Each such Compensation and Benefit Plan has been timely amended in accordance with the aforesaid statutes and AMI has no knowledge of any reason why any previously received determination letter would be revoked or why any new application for determination letter would not result in a favorable qualification determination letter from the IRS.

(g) There is no pending or, to the knowledge of AMI, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. No transaction or omission with respect to any Compensation and Benefit Plan exists that would be a violation of Section 4975 of the Code or
Section 502 of ERISA that is not exempt under Code Section 4975 or ERISA
Section 502.

(h) Neither AMI nor any entity which is a member of a controlled group or affiliated service group with AMI under ERISA Section 4001 or Section 414 of the Code ("ERISA Affiliate") maintains or has ever maintained or contributed to a Pension Plan subject to Title IV of ERISA or Section 412 of the Code. There is no pending investigation or enforcement action by the Department of Labor or the IRS or any other governmental authority with respect to any Compensation and Benefit Plan, nor is there any indication of any such investigation or enforcement action occurring.

(i) All contributions or insurance premiums required to be made under the terms of any Compensation and Benefit Plan or any employee benefit arrangements under any collective bargaining agreement to which AMI or an ERISA Affiliate of AMI is a party have been timely made or will be timely made prior to the Effective Time.

(j) AMI does not have any obligation to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code and Sections 601-609 of ERISA. There has been no written or oral communication to employees by AMI that promises or guarantees such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

(k) AMI may terminate or amend any Compensation and Benefit Plan in which AMI's or its affiliates' employees or former employees participate at any time without incurring any liability thereunder.

(l) The plan administrator of each Compensation and Benefit Plan in which such employees or former employees participate has the sole discretion to construe and interpret the terms of the plan.

(m) AMI does not maintain any Compensation and Benefit Plans covering foreign employees.

(n) With respect to each Compensation and Benefit Plan, if applicable, AMI has delivered to AALP true and complete copies of (i) Compensation and Benefit Plan documents and all amendments thereto, (ii) trust instruments and insurance contracts, (iii) Forms 5500 filed with the IRS for the last three plan years, (iv) the most recent summary plan description and any other communication to employees regarding such benefits, including employee booklets, and (v) the most recent determination letter issued by the IRS.

(o) Except as set forth in Schedule 4.17(o) of the Disclosure Schedule, the consummation of the Merger as contemplated by this Agreement will not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) (i) result in the vesting or acceleration of the payment of any benefits under any Compensation and Benefit Plan, (ii) result in any increase in benefits payable or compensation payable to a participant or service provider under any Compensation and Benefit Plan, (iii) result in the payment of any severance or separation benefit or (iv) result in a breach or violation of any Compensation and Benefit Plan.

(p) As a result, directly or indirectly, of the Merger as contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither AALP nor AMI will be obligated to make a payment that would be characterized as an "parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(q) Neither AMI nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred or could incur any obligation under any "multiemployer plan," as defined in Section 3(37) of ERISA.

(r) Except as set forth in Schedule 4.17(r) of the Disclosure Schedule, there has been no written or oral communication or amendment to a Compensation and Benefit Plan by AMI or any ERISA Affiliate relating to or changing the participation or coverage under any such plan in which any of their employees or former employees participate which would increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in the AMI Financial Statements.

(s) There are no voluntary employee benefit associations related to any Compensation and Benefit Plan under Section 501(c)(9) of the Code.

(t) There are no guaranteed investment contracts or other funding contracts with any insurance company that are held by a Compensation and Benefit Plan of AMI.

Section 4.18. Brokers and Finders. Neither AMI nor any of its officers, directors or employees has employed any broker, finder or financial advisor or incurred any liability for any brokerage fees, finders', financial advisory or other fees or commissions in connection with the Merger, other than a success fee in the amount of $179,673 to Trinity Advisors, LP.

Section 4.19. Zoning and Related Laws. AMI has not received any notice that any of the real property owned or operated by AMI or the use thereof does not comply with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws.

Section 4.20. Regulatory Approvals. AMI has no reason to believe that it will not be able to obtain all requisite regulatory and other approvals or consents that it is required to obtain in order to consummate the Merger.

Section 4.21. Shareholders' List. Schedule 4.22 of the Disclosure Schedule contains a list of the holders of shares of AMI Stock as of June 30, 2004, containing their names, addresses and number of shares held of record, which shareholders' list is in all respects complete and accurate as of the date hereof.

Section 4.22. Books and Records. The minute books and stock ledgers of AMI that have been made available to AALP, its representatives or affiliates, constitute all of the minute books and stock ledgers of AMI known to AMI and contain a complete and accurate record of all actions of the shareholders and directors (and any committees thereof) thereof during the periods covered. All known personnel files, reports, feasibility studies, environmental reports, strategic planning documents, financial forecasts, deeds, leases, lease files, land files, accounting and tax records and all of the records of every type and description in whatever form or medium that relate to the business and properties of AMI have been made available to AALP, its representatives or affiliates, and are located at the offices of AMI in Dallas, Texas.

Section 4.23. Proxy Statement. None of the information relating to AMI contained in the "Proxy Statement," as hereinafter defined, as of the date the Proxy Statement is mailed to holders of AMI Stock or at the time of the "AMI Shareholder Meeting," as hereinafter defined, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.24. TBCA Part Thirteen. Prior to the date of this Agreement, the Board of Directors of AMI has taken all action necessary with respect to -

(a) The execution of this Agreement, the AALP Stock Option and the Voting Agreement,

(b) The Merger, and

(c) The transactions contemplated by this Agreement, the AALP Stock Option and the Voting Agreements

so that all such actions will be exempt under and not subject to the provisions of Part Thirteen of the TBCA and any other applicable state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares..

Section 4.25. Disclosure. Except as expressly set forth in this ARTICLE IV and as and to the extent set forth in other sections of this Agreement or in the other agreements and instruments delivered or to be delivered pursuant to this Agreement, AMI makes no representations or warranties, express or implied. The representations and warranties of AMI contained in this Agreement and the other agreements and instruments delivered or to be delivered pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Agreement, in light of the circumstances under which they were made, not misleading. The Disclosure Schedule delivered pursuant to this ARTICLE IV and elsewhere in this Agreement, which have been delivered concurrently with the execution and delivery of this Agreement, contains no untrue statements of material fact or omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                      ARTICLE V
                          REPRESENTATIONS AND WARRANTIES OF AALP

In order to induce AMI to enter into this Agreement, AALP represents and warrants to AMI that the statements contained in this ARTICLE V are true and correct.

Section 5.1. Organization. AALP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. AALP has the power and authority to own, lease and operate its properties, to engage in the business and activities now conducted by it and to enter into this Agreement. AALP is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on AALP.

Section 5.2. Approvals; Authority.

(a) The partners of AALP have approved this Agreement and the matters contemplated herein. No further proceedings of AALP are needed to execute and deliver this Agreement and consummate the Merger. This Agreement has been authorized, duly executed and delivered by AALP and is a legal, valid and binding agreement of AALP enforceable against AALP in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

(b) At the Closing, all other agreements, documents and instruments to be executed and delivered by AALP which are referred to herein or contemplated hereby will have been duly executed and delivered by AALP and will constitute the legal, valid and binding obligation of such entity, enforceable against such entity in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

Section 5.3. No Conflict With Other Instruments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, subject to obtaining all required regulatory approvals, will conflict with or result in a breach of any provision of the Certificate of Limited Partnership or Limited Partnership Agreement of AALP. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not violate any provision of, or constitute a default or require any consent or approval under, any law, or any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which AALP is a party or by which it is bound or constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of AALP.

Section 5.4. Shareholder Notices. None of the information supplied or to be supplied in writing by AALP for inclusion in the Proxy Statement, as of the date the Proxy Statement is mailed to holders of AMI Stock, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.5. Investment Intent; Compliance with Securities Laws. Each partner in AALP is acquiring shares or interests in the Surviving Entity for its own account, for investment purposes and not with a view to, or for sale in connection with, any resale or other distribution thereof, nor with any present intention of distributing or selling such shares or interests. All issuances of any securities by AALP have been exempt from any registration or qualification requirements under the Securities Act, all applicable state securities or blue sky laws and all other applicable laws. No registration or qualification under such laws will be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. AALP agrees to deliver such further documents as AMI shall reasonably request to evidence its compliance with the Securities Act, applicable state securities or blue sky laws and all other applicable laws.

Section 5.6. Brokers and Finders. Neither AALP nor any of its officers, directors or employees has employed any broker, finder or financial advisor or incurred any liability for any brokerage fees, finders', financial advisory or other fees or commissions in connection with the Merger.

                                     ARTICLE VI
                    COVENANTS OF AMI PENDING THE EFFECTIVE TIME

From the date hereof until the Effective Time, AMI covenants and agrees with AALP as follows:

Section 6.1. Shareholder Approval and Best Efforts.   Subject to the
provisions of Section 12.1(c)(iii) of this Agreement:

(a) AMI shall take all action in accordance with the federal and state securities laws, Art. 6132a-1 Sec. 2.11 of the TRLPA, the TBCA, the Articles of Incorporation and Bylaws of AMI (including without limitation the preparation, printing and mailing of a proxy statement (the "Proxy Statement") for use in soliciting the approval of the Merger, this Agreement and the transactions contemplated hereby by the holders of the AMI Stock) necessary to duly call, give notice of, convene and hold a special meeting (the "AMI Shareholder Meeting") of the holders of AMI
Stock to be held on the earliest practicable date determined in consultation with AALP to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated by this Agreement. AMI shall take all lawful actions to solicit the approval of the Merger, this Agreement and the transactions contemplated by this Agreement, by the holders of AMI Stock. AMI shall, through the Board of Directors of AMI, recommend to the holders of AMI Stock the approval and adoption of this Agreement, and the approval of the Merger and the transactions contemplated by this Agreement, and shall not withdraw, amend or modify in a manner adverse to AALP the recommendation of the Board of Directors of AMI. AMI shall ensure that, in compliance with all applicable laws, the AMI Shareholder Meeting is properly called, noticed, convened, held and conducted. Without limiting the generality of the foregoing, AMI agrees that its obligation to duly call, give notice of, convene and hold the AMI Shareholder Meeting, as required by this Section 6.1, shall not be affected by the commencement, public proposal, public disclosure or communication to AMI of any "Acquisition Proposal," as hereinafter defined.

(b) AMI will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the matters contemplated by this Agreement, including such actions as AALP reasonably considers necessary, proper or advisable in connection with filing applications with, or obtaining approvals from, all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement.

Section 6.2. Information for Applications.

(a) AMI will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the matters contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approvals from, all regulatory authorities having jurisdiction over the matters contemplated by this Agreement and the Merger. AMI shall use its best efforts to obtain or cause to be obtained consents of all third parties necessary to permit AMI to consummate the transactions contemplated herein.

(b) AMI will furnish AALP with all information concerning AMI required for inclusion in any application, statement, document or notice to be made or filed by AALP with any federal or state regulatory or supervisory authority in connection with the matters contemplated by this Agreement. Any financial statement for any fiscal year furnished pursuant to this Section will include the audit report thereon of Philip Vogel & Co, PC and the consent of such firm to use such opinion. Any interim quarterly financial information furnished pursuant to this Section 6.2 will have been reviewed by Philip Vogel & Co, PC in accordance with generally accepted auditing standards and AMI will furnish AALP with a copy of such review report. All information concerning AMI contained in the AALP applications shall, to the knowledge of AMI, at the time such information is furnished, contain no untrue statements of material fact and will not omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that information as of a later date shall be deemed to modify information as of an earlier date.

AMI will indemnify and hold harmless AALP from and against any and all losses, claims, damages, expenses or liabilities to which it may become subject under applicable laws, rules and regulations or otherwise, including expenses incurred in enforcing the rights granted under this Section 6.2 against AMI, and will reimburse AALP for any legal or other expenses reasonably incurred by it in connection with investigating, defending or prosecuting any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application filed by AALP or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as such statement or omission was made in reliance upon and in conformity with information furnished in writing by AMI expressly for use therein.

Section 6.3. Confidentiality. AMI shall not, and shall instruct its officers, directors, employees, agents and other representatives of AMI not to, before or after the consummation or termination of this Agreement, directly or indirectly disclose any confidential information acquired from AALP, either before or after this Agreement, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the regulatory notice and application process or, after termination of this Agreement pursuant to Section 12.1 hereof, use such information for their own purposes or for the benefit of any person, firm, corporation, association, or other entity under any circumstances. All information furnished previously or currently by AALP in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of AALP whether or not the transactions contemplated hereby are consummated. If the transactions contemplated hereby shall not occur, AMI shall, and shall instruct all officers, directors, employees, agents and other representatives of AMI to, either destroy or return to AALP all documents or other materials containing, reflecting or referring to such information, use their best efforts to keep confidential all such information, and not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for one year from the date the proposed transactions are abandoned.

Section 6.4. Operations.

(a) From and after the date of this Agreement to the Effective Date, unless earlier terminated as provided in Section 12.1, AMI shall: (i) conduct business in substantially the same manner as it has been previously conducted and in accordance with prudent business practices,
(ii) maintain and keep its properties in as good repair and condition as at present, except for deterioration due to ordinary wear and tear and damage due to casualty, (iii) maintain in full force and effect insurance and fidelity bonds comparable in amount and scope of coverage to that currently maintained, (iv) perform all of its material obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as they may in good faith reasonably dispute, (v) use its best efforts to maintain and preserve its business organizations and present employees and maintain all relationships with suppliers and customers, (vi) comply with and perform all material obligations and duties imposed by all federal, state and local laws, rules, regulations and orders imposed by federal, state or local governmental authorities according to prior practice, (vii) take any and all actions, on or simultaneously with the Closing, necessary to amend its Articles of Incorporation or Bylaws in any manner which AALP, in its reasonable discretion, shall deem necessary, proper or advisable, (viii) make no material alteration in the manner of maintaining its books, accounts or records, or in the accounting practices relating to their business, properties or assets, except with the prior written approval of AALP, (ix) notify AALP immediately upon commencement of any compliance, safety or other examination conducted by any governmental body, and (x) promptly give written notice to AALP upon obtaining knowledge of the occurrence of any event or the failure of any event to occur or the existence of any circumstance that would cause (A) a breach of any covenant, condition or agreement contained herein or (B) any of its representations or warranties to be untrue or misleading in any material respect.

(b) From and after the date of this Agreement to the Effective Date, unless earlier terminated as provided in Section 12.1, AMI will not, without the prior written consent of AALP, (i) permit any amendment or change to be made in its Articles of Incorporation or Bylaws, (ii) take any action described or do any of the things listed in Section 4.15 hereof, (iii) enter into or amend any contract, agreement or other instrument of any of the types listed in Section 4.10 hereof, (iv) undertake any additional borrowings, except as required in the ordinary course of business, consistent with past practices, (v) make any material change in its accounting methods or practices without the prior written consent of AALP, (vi) take any action that would result in any of its representations and warranties contained in ARTICLE IV of this Agreement not being true and correct at the Effective Time, (vii) make any changes in the titles, salaries, bonuses or other compensation of any employee, officer or director, (viii) issue any shares of capital stock, except pursuant to outstanding options held by Mark I. Kenner or Fred Kenner identified in Schedule 4.2 of the Disclosure Schedule, (ix) adjust, split, combine or reclassify any capital stock, (x) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock; (xi) issue any options to purchase shares of capital stock or (xii) agree to do any of the foregoing.

(c) In order to facilitate the continuing interaction of AALP and AMI, and in order to keep AALP fully advised of all ongoing activities of AMI, AALP may designate one or more representatives, any one of whom will be allowed to attend as an invited guest and fully monitor all regular and special meetings of the Board of Directors of AMI and all committees of AMI. The AALP representative may be excluded from sessions of the Boards of Directors or committees during which there is being discussed (i) matters involving this Agreement or an unsolicited Acquisition Proposal,
(ii) information or material which is required to be kept confidential under applicable laws or regulations or (iii) pending or threatened litigation or investigations if, in the opinion of counsel to AMI, the presence of such representative would or might adversely affect the confidential nature of or any privilege relating to any matters to be discussed. No attendance by representatives of AALP at any meetings pursuant hereto or knowledge gained or deemed to have been gained by virtue of such attendance will affect any of the representations and warranties of AMI made in this Agreement. AALP agrees that all information obtained from AMI pursuant hereto will be held in accordance with the provisions of Section 7.3 of this Agreement.

Section 6.5. Access to Properties and Records. To the extent permitted by law,
AMI will afford the executive officers and authorized representatives (including legal counsel, accountants and consultants) of AALP full access to the properties, personnel, books and records of AMI in order that AALP may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of AMI; provided, that such investigations shall be conducted in a manner so as not to unreasonably interfere with the operations of AMI, and the officers of AMI will furnish AALP with such additional financial and operating data and other information as to the business and properties of AMI as AALP shall, from time to time, reasonably request; and provided further, that no such investigation or the knowledge obtained as a result of such investigation shall affect in any way the representations and warranties of AMI contained in this Agreement. As soon as practicable after they become available, AMI will, and will cause AMI to, deliver or make available to AALP (a) all Tax Returns, (b) all audited financial statements and (c) all unaudited financial statements prepared for the internal use of AMI after the date of this Agreement. All such financial statements shall be prepared in accordance with GAAP (excluding the notes thereto) applied on a basis consistent with previous accounting periods. In the event of the termination of this Agreement, AALP will return to AMI all documents and other information obtained pursuant hereto, including all copies thereof, and will keep any information obtained pursuant to this Agreement confidential in accordance with Section 7.3 of this Agreement.

Section 6.6. Voting Agreements. AMI acknowledges that (a) each of the
Majority
Shareholders has agreed, pursuant to a Voting Agreement and Irrevocable Proxy substantially in the form of Exhibit E to this Agreement (each a "Voting Agreement") which has been executed as of the date of this Agreement, to vote their shares of AMI Stock in favor of approval of this Agreement, the Merger and the transactions contemplated hereby, and against any transaction which may be proposed with any entity other than AALP, and (b) such persons have granted to AALP or its designee an irrevocable proxy and power of attorney to vote such shares with respect to approval of this Agreement, the Merger and the transactions contemplated hereby by executing a written consent of shareholders of AMI or by attending any meeting of the shareholders of AMI called to approve the Merger and voting at the meeting.

Section 6.7. Standstill Provision. Neither AMI nor any of its directors, officers, agents or representatives shall directly or indirectly solicit or encourage any inquiries with respect to any proposal (each, an "Acquisition Proposal") which could reasonably be expected to lead to, the merger, consolidation, acquisition, or sale of all or substantially all of the assets or any shares of capital stock of AMI, but AMI and/or any of its directors, officers, agents or representatives may provide information and negotiate
with respect to any unsolicited Acquisition Proposal.   AMI agrees to notify
AALP immediately of any unsolicited proposal which could reasonably be expected to lead to, the merger, consolidation, acquisition, or sale of all or substantially all of the assets or any shares of capital stock of AMI and provide reasonable detail as to the identity of the proposed acquiror and the nature of the proposed transaction.

Section 6.8. Press Releases. AMI will not, directly or indirectly, without the prior approval of AALP, issue any press release or written statement for general circulation relating to the Agreement or the Mergers except as otherwise required by applicable law or regulation, and then only after making reasonable efforts to notify AALP in advance.

Section 6.9. Supplements to Disclosure Schedules. From time to time prior to the Effective Date, AMI shall promptly supplement the Disclosure Schedule pursuant to ARTICLE IV of this Agreement to reflect any matter hereafter arising that would make any representation or warranty set forth in ARTICLE IV inaccurate. However, for purposes of determining (a) the fulfillment of the condition set forth in Section 9.1 as of the Closing Date and (b) the accuracy of the representations and warranties contained in ARTICLE IV if the Merger is not consummated, the Disclosure Schedule shall be deemed to include only the information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any supplement thereto. If the Merger is not consummated, delivery of any supplement will not affect the rights and remedies of the parties hereunder. If any supplement to the Disclosure Schedule shall be delivered within five days of the Closing Date, at the option of AALP the Closing Date may be delayed to permit AALP to have a period of at least five days to consider such supplement.

Section 6.10. Title Commitment and Survey. No later than twenty (20) days after the date hereof, at AMI's sole cost and expense, AMI shall furnish AALP with the following:

(a) A current commitment (the "Title Commitment") for the issuance of an ALTA Owner's Policy of Title Insurance (the "Title Policy") from a title company (the "Title Company") acceptable to AALP, reflecting the title in AMI to all real property (the "AMI Real Property") owned by AMI; and
(b) A survey (the "Survey") of the AMI Real Property, dated not earlier than the date hereof, by a licensed surveyor or registered professional engineer acceptable to AALP, together with two (2) copies of the survey plat prepared by such surveyor or engineer. The survey plats furnished to AALP shall contain provisions certifying as to and including the following:
(i) That the corners of the AMI Real Property have been properly monumented;
(ii) The perimeter boundaries of the AMI Real Property;
(iii) The location of any improvements upon or bounding the AMI Real
Property;
(iv) The location of all easements within or traversing the AMI Real Property, if any;
(v) The location of all roadways traversing, adjoining or bounding the AMI Real Property;
(vi) The number of square feet of land within the AMI Real Property;
and
(vii) That portion of the AMI Real Property, if any, situated within a flood hazardous or flood prone area as designated by applicable governing authority.

The Survey shall be sufficient to permit the Title Company to modify the standard printed exception in the Owner's Policy of Title Insurance pertaining to discrepancies in area or boundary lines, encroachments, overlapping of improvements, or similar matters. The survey plats furnished to AALP shall contain provisions certifying as to and including the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title
Surveys" jointly established and adopted by ALTA and ACSM in 1992 covering items 1, 2, 3, 4, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11 and 13 of Table A
thereto.
(c) On or before the date which is twenty (20) days after delivery of both the Title Commitment and Survey, AALP shall give written notice to AMI of any objections ("Written Objections") that AALP may have with respect to any matter reflected in the Title Commitment or Survey.
Section 6.11. Collections Pending Closing. After the date hereof and up until
Closing, AMI shall use AMI's best efforts to collect all delinquent AMI notes receivable and accounts receivable. Each of Fred Kenner and Mark I Kenner shall be instructed to expediently pursue such collections with their best efforts.
                                    ARTICLE VII
                    COVENANTS OF AALP PENDING THE EFFECTIVE TIME

From the date hereof through the Effective Time, AALP covenants and agrees with AMI as follows:

Section 7.1. Best Efforts. AALP will use its best efforts to aid and assist in the consummation of the Merger and the transactions contemplated hereby, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the matters contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications or notices with, or obtaining approvals from, all regulatory authorities having jurisdiction over the matters contemplated by this Agreement and the Merger. AALP will deliver to AMI, prior to filing, drafts of such governmental applications and notices and will promptly deliver, after such filing, a complete copy of such filings. AALP shall use its best efforts to obtain or cause to be obtained consents of all third parties necessary to permit AALP to consummate the transactions contemplated herein. All documents that AALP is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

Section 7.2. Information for Applications. To the extent permitted by law, AALP will furnish AMI with all information concerning AALP and its directors and officers required for inclusion in any application, statement or document to be made or filed by AMI with any federal or state regulatory or supervisory authority in connection with the matters contemplated by this Agreement. All information concerning AALP contained in the AMI applications shall, to the knowledge of AALP, at the time such information is furnished, be true and correct in all material respects and will not omit any material fact necessary in order to make its statements therein, in light of the circumstances in which they were made, not misleading; provided, that information as of a later date shall be deemed to modify information as of an earlier date. AALP will indemnify and hold harmless AMI from and against any and all losses, claims, damages, expenses or liabilities to which AMI may become subject under applicable laws, rules and regulations or otherwise, including expenses incurred in enforcing the rights granted under this
Section 7.2, and will reimburse AMI for any legal or other expenses reasonably incurred by them in connection with investigating, defending or prosecuting any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any application filed by AMI or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as such statement or omission was made in reliance upon and in conformity with information furnished by AALP in writing expressly for use therein.

Section 7.3. Confidentiality; Non-Solicitation.

(a) AALP shall not (i) before or after the consummation or termination of this Agreement, directly or indirectly disclose any confidential information acquired from AMI, either before or after the date of this Agreement, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the regulatory notice and application process, or (ii) after termination of this Agreement pursuant to Section 12.1 hereof, use such information for its own purposes or for the benefit of any person, firm, corporation, association, or other entity under any circumstances. All information furnished previously or currently by AMI in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of AMI until consummation of the transactions contemplated hereby and, if such transactions shall not occur, AALP shall either destroy or return to AMI all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for one year from the date the proposed transactions are abandoned.

(b) In the event that this Agreement is terminated and the Merger is not consummated, for a period of one year from the date the Agreement is terminated, AALP agrees that it will not, without the prior approval of AMI, directly or indirectly solicit any individual who is an employee of AMI on the date the Agreement is terminated to terminate his or her relationship with such entity in order to become employed by AALP; provided, however, that the foregoing shall not apply to (i) the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or class of individuals that could only be satisfied by employees of AMI as of the date the Agreement is terminated) or (ii) the use of a general solicitation (such as an advertisement) not specifically directed to employees of AMI.

Section 7.4. Press Releases. AALP agrees that it will not, directly or indirectly, without the prior approval of AMI, issue any press release or written statement for public release relating to the Agreement or the Merger, except as otherwise required by applicable law or regulation, and then only after making reasonable efforts to notify AMI in advance.

Section 7.5. Notice of Certain Events. AALP will promptly give notice to AMI of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by AALP contained herein or a failure by AALP to comply with any covenant, condition or agreement contained herein.

Section 7.6. Additional Covenants. AALP will not, without the prior written consent of AMI, take any action that would result in any of its representations and warranties contained in ARTICLE V of this Agreement not being true and correct at the Effective Time.

                                    ARTICLE VIII
                           CONDITIONS TO OBLIGATIONS OF AMI

The obligations of AMI under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, which may be waived by AMI in its sole discretion:

Section 8.1. Compliance with Representations and Covenants.

(a) The representations and warranties of AALP contained in this Agreement shall have been true and correct when made and (except for those representations and warranties specifically stated to be made only as of a specified date) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, without regard to any materiality qualifiers contained therein. AMI shall have received a certificate of the general partner of AALP to such effect.

(b) AALP shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by AALP on or prior to the Closing Date. AMI shall have received a certificate of the general partner of AALP to such effect.

Section 8.2. Legal Opinion. AMI shall have received an opinion of ALBRIGHT, RUSHER & HARDCASTLE, a Professional Corporation, counsel to AALP, dated as of the Closing Date and substantially in the form attached hereto as Exhibit F.

Section 8.3. TCEQ Response. AMI shall not have received after the date of this Agreement from the Texas Commission on Environmental Quality any communication related to its Affected Property Assessment Report or its Response Action Plan which is unsatisfactory to AMI in the exercise of its reasonable judgment.

                                     ARTICLE IX
                         CONDITIONS TO OBLIGATIONS OF AALP

The obligations of AALP under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, which may be waived by AALP in its sole discretion:

Section 9.1. Compliance with Representations and Covenants.

(a) The representations and warranties of AMI contained in this Agreement shall have been true and correct when made and (except for those representations and warranties specifically stated to be made only as of a specific date) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, without regard to any materiality qualifiers contained therein and without regard to whether or not AMI had knowledge of any fact or circumstance which would or might make such representation or warranty inaccurate or untrue. AALP shall have received a certificate of each appropriate officer of AMI to such effect.

(b) AMI shall have performed or complied in all materials respects with all agreements and covenants required by this Agreement to be performed or complied with by AMI on or prior to the Closing Date. AALP shall have received a certificate of each appropriate officer of AMI to such effect.

Section 9.2. Material Adverse Effect. Prior to the Closing Date, there shall not have occurred any Material Adverse Effect with respect to AMI, nor shall any event have occurred which, with the lapse of time, may cause or create any Material Adverse Effect with respect to AMI. AALP shall have received a certificate to the foregoing effect executed by AMI and an appropriate representative of AMI and dated as of the Closing Date. Without limiting any other circumstance that might constitute a Material Adverse Effect under this
Section 9.2, and notwithstanding any other provision of this Agreement, a decrease by ten percent (10%)or more in the amount of AMI's assets or shareholders' equity on the Closing Date from the amount of such items on June 30, 2004, shall each conclusively be deemed to constitute a Material Adverse Effect under this Section 9.2.

Section 9.3. Legal Opinion. AALP shall have received an opinion of counsel to AMI which is reasonably satisfactory to AALP and Bank One, dated as of the Closing Date. A recommended form is attached hereto as Exhibit G.

Section 9.4. Releases; Resignations. AMI and the directors and executive officers of AMI shall have executed and delivered an instrument in the form of Exhibit H attached hereto dated the Effective Date releasing AMI from any and all claims of such directors and officers (except as to their deposits and accounts and any rights of indemnification pursuant to the applicable Articles of Incorporation and employment agreements executed and delivered by Mark I. Kenner and Fred Kenner at Closing) and releasing such directors and officers from claims by AMI (except as to indebtedness owed to AMI), and all directors and officers of AMI shall have delivered to AALP their resignations as directors/officers of AMI..

Section 9.5. Dissenters' Rights. Holders of shares representing no more than five percent of the issued and outstanding AMI Stock shall have demanded or shall be entitled to demand payment of the fair value of their shares as dissenting shareholders. The shareholders of AMI shall have complied in all respects with their obligations under the Voting Agreements.

Section 9.6. Consents and Approvals. All consents, approvals, waivers and other assurances from all non-governmental third parties which are required to be obtained under the terms of any contract, agreement or instrument to which AMI is a party or by which any of its properties are bound in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such contract, agreement or instrument or creating any lien, claim or charge upon any of the assets of AMI shall have been obtained and AALP shall have received evidence thereof in form and substance satisfactory to AALP.

Section 9.7. Title Policy. AALP shall have received the Title Policy reflecting good and marketable title in AMI to the AMI Real Property, free and clear of any liens, claims or other encumbrances of any nature whatsoever other than those listed in the Title Commitment with respect to which AALP did not specifically object in writing to AMI on or before the date which is twenty (20) days after receipt of both the Title Commitment and Survey required pursuant to Section 6.10 above.

Section 9.8. TCEQ Response. AMI shall not have received after the date of this Agreement from the Texas Commission on Environmental Quality any communication related to its Affected Property Assessment Report or its Response Action Plan which is unsatisfactory to AALP in the exercise of its reasonable judgment.

Section 9.9. Average Net Cash Balance at Closing. At Closing, the "Average
Net
Cash Balance, as hereinafter defined, of AMI shall be not less than $2,650,000. As used herein, the term "Average Net Cash Balance" shall mean
(a) the average, for the 30 day period prior to Closing, of AMI's daily cash totals, less (b) the sum of (i) the total costs incurred by AMI in connection the preparation of this Agreement and the performance of the transactions contemplated hereby that remain unpaid as of Closing and (ii) an amount equal to 66% of the net increases in reserves contained in the AMI Financial Statements from the amounts set forth for such reserves as of April 30, 2004, excluding however increases in reserves for uncollectible accounts and notes receivable.

Section 9.10. Financing. AALP's lender, Bank One, N.A., shall have (a) conducted and completed to its satisfaction all due diligence reviews and examinations as to title to the AMI Real Property, condition of the other properties of AMI, the financial condition of AMI and other matters and (b) shall have provided to AALP such financing, on terms and conditions which are satisfactory to AALP, in its sole discretion, as is necessary for AALP to consummate the transactions contemplated hereby.

                                     ARTICLE X
                 CONDITIONS TO RESPECTIVE OBLIGATIONS OF AALP AND AMI

The respective obligations of AALP and AMI under this Agreement are subject to the satisfaction of the following conditions that may be waived by AALP or AMI in their sole discretion:

Section 10.1. Government Approvals. AALP and AMI shall (a) have received the approval of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities whose approval must be received in order to consummate the Merger and (b) any statutory or regulatory waiting period necessary to effect the Merger shall have expired.

Section 10.2. No Injunction. No court of competent jurisdiction shall have issued any order or ruling which is in effect and which prohibits the consummation of the Merger.

Section 10.3. Shareholder Vote. The Merger, this Agreement and the transactions contemplated by this Agreement shall have been approved by the affirmative vote of AMI shareholders having not less than the minimum number of votes that would be necessary to authorize or take such actions.

                                     ARTICLE XI
                                       CLOSING

Section 11.1. Closing.

(a) Subject to the other provisions of this Agreement, the closing (the "Closing") of the Merger will take place at a mutually acceptable time, on a mutually acceptable date (the "Closing Date") as soon as practicable within a ten-day period commencing with the latest of the following dates:

(i) The receipt of shareholder approval and the last approval from any requisite regulatory or supervisory authority and the expiration of any statutory or regulatory waiting period which is necessary to effect the Merger; or

(ii) If the matters contemplated by this Agreement are being contested in any legal proceeding and AALP has elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the reasonable judgment of AALP, to the consummation of the Merger, or such prior date as AALP shall elect whether or not such proceeding has been brought to a conclusion.

At the Closing, the parties to this Agreement will exchange certificates, opinions, letters and other documents provided for under this Agreement in order to effect the Merger and to determine whether any condition exists which would permit the parties hereto to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate to effect the Merger contemplated by this Agreement.

(b) The Closing shall take place at the offices of AMI or at such other place to which the parties hereto may mutually agree.

Section 11.2. Effective Date of the Merger. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement including, among other conditions, the receipt of requisite approval of the shareholders of AMI and any federal or state regulatory agency whose approval must be received in order to consummate the Merger, the Merger shall become effective, and the Effective Date of the Merger shall occur, at the date and time specified in Section 1.2 hereof. It is anticipated by AALP and AMI that the Closing and the Effective Date will occur on the same day.

                                    ARTICLE XII
                               TERMINATION; REMEDIES

Section 12.1. Termination.

(a) This Agreement may be terminated at any time prior to the Effective Time (whether before or after the adoption of this Agreement by the AMI shareholders) upon the mutual consent of AALP and AMI.

(b) This Agreement may be terminated by action of the general partner of AALP or the Board of Directors of AMI (whether before or after the adoption of this Agreement by the AMI shareholders) at any time prior to the Effective Time if:

(i) Any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling or other action shall be final and non-appealable; or

(ii) The Effective Date shall not have occurred on or before December 31, 2004 or such later date as shall have been approved in writing by the general partner of AALP and the Board of Directors of AMI;
provided, that the right to terminate under this Section 12.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Effective Date to occur on or before such date.

(c) This Agreement may be terminated at any time prior to the Effective Time by the Board of Directors of AMI (whether before or after the adoption of this Agreement by the AMI shareholders) if (i) AALP shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or (ii) any of the representations or warranties of AALP contained herein shall be untrue in any material respect or (iii) if AMI has entered into an agreement with respect to an unsolicited Acquisition Proposal or has approved or recommended an unsolicited Acquisition Proposal, provided AMI has given notice under
Section 6.7 and simultaneously terminates this Agreement and makes payment of the expenses and the fee contemplated by Section 12.2(a). In the event that the Board of Directors of AMI desires to terminate this Agreement as provided in this Section 12.1(c)(i) or (ii) above, the Board of Directors must notify AALP in writing of their intent to terminate stating the reason therefor. AALP shall have fifteen (15) days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of AMI (which approval shall not be unreasonably delayed, conditioned or withheld).

(d) This Agreement may be terminated at any time prior to the Effective Time by the general partner of AALP if:

(i) (A) AMI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, (B) any of the representations or warranties of AMI contained herein shall be untrue in any material respect, (C) there shall have occurred after June 30, 2004 any event, condition or circumstance which individually or in the aggregate has a Material Adverse Effect with respect to AMI, (D) any of the transactions contemplated by this Agreement are disapproved by any regulatory authority or other person whose approval is required to consummate the Merger, (E) any approval required to be obtained from any governmental authority or agency is obtained subject to restrictions or conditions on the operations of AMI or AALP that are unacceptable to AALP, or (F) any required approval shall be contested or challenged by any federal or state governmental authority or third party by formal proceeding, and AALP shall not elect to contest any such proceeding; or

(ii) At any time after (A) a breach of any of the provisions of Sections 6.1, 6.6 or 6.7 of this Agreement, (B) the Board of Directors of AMI withdraws or modifies in any manner adverse to AALP its recommendation or approval of this Agreement or the Merger, (C) the Board of Directors of AMI shall fail to reaffirm such approval or recommendation promptly on request by AALP, (D) the Board of Directors of AMI shall approve or recommend, or shall sign any letter of intent, agreement or similar document contemplating, any Acquisition Proposal, or (E) any shareholder of AMI shall have failed to comply in any respect with the obligations under a Voting Agreement.

In the event AALP desires to terminate this Agreement because of an alleged breach or change as provided in Sections 12.1(d)(i)(A), (B) or (C) above, AALP must notify AMI in writing of its intent to terminate stating the cause therefor. AMI shall have fifteen (15) days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of AALP (which approval shall not be unreasonably delayed, conditioned or withheld).

Section 12.2. Effect of Termination. In the event of termination of this Agreement and the abandonment of the Merger prior to the Effective Time, this Agreement shall become void and have no effect, without any liability on the part of any party or the directors, officers or shareholders of any corporate party, except that (a) upon termination by AALP pursuant to
Section 12.1(d)(i)(A) or (B) or Section 12.1(d)(ii) or by AMI pursuant to
Section 12.1(c)(iii), AMI shall pay to AALP, within 10 days of receiving notice of termination from AALP, the amount of $200,000, plus all reasonable and customary expenses of AALP (such expenses not to exceed $200,000 in the aggregate), (b) upon termination by AMI pursuant to Section 12.1(c)(i) or
(ii), AALP shall pay to AMI, within 10 days of receiving notice of termination from AMI, the amount of $200,000, plus all reasonable and customary expenses of AMI in connection with this Agreement and the Merger, and (c) Sections 6.2, 6.3, 7.2, 7.3, 12.2, 13.2 and Section 13.3 shall survive the termination of the Agreement. The parties hereto specifically acknowledge and agree that the amounts described in this Sections 12.2(a) and 12.2(b) shall be treated as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof; and no other damages, rights or remedies shall in any case be collectible, enforceable or available in connection with the termination of this Agreement, but the parties shall accept such amounts as their exclusive remedy in such events. Notwithstanding any termination of this Agreement, the AALP Stock Option shall remain in full force and effect.

                                   ARTICLE XIII
                               GENERAL PROVISIONS

Section 13.1. Survival of Representations and Warranties. The representations and warranties made in this Agreement by the parties shall not survive the Closing.

Section 13.2. Expenses. Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement. Each party agrees to indemnify the other parties against any cost, expense or liability (including reasonable attorneys' fees and including those costs of any party's enforcement of the rights afforded under this Section 13.2) in respect of any claim made by any party for a broker's or finder's fee in connection with this transaction other than one based on communications between the party and the claimant seeking indemnification. AALP shall be responsible for and shall pay all Exchange Agent fees and expenses. AALP and AMI further agree that all legal fees and expenses incurred by AMI in connection with this Agreement incurred from the date of the Agreement through Closing shall not exceed $75,000 and, if such sum exceeds $75,000, the amount of such excess will be deducted from the Merger Consideration to be paid by AALP under ARTICLE III above. All legal, accounting or other fees and expenses will be expensed and fully accrued on the books of AMI prior to the Effective Date.

Section 13.3. Notices. Any notice given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

If to AALP:
ARROW ACQUISITION LP
8433 South Kingston Avenue
Tulsa, Oklahoma 74137
Attention: Ms. Tanya Shaw
Facsimile: (775) 261-9656

With a copy to:
ALBRIGHT, RUSHER & HARDCASTLE
2600 Bank of America Center
15 West 6th Street
Tulsa, Oklahoma 74119
Attention: Kenneth F. Albright
Facsimile: (918) 583-8665

If to AMI:
ARROW-MAGNOLIA INTERNATIONAL, INC.
2646 Rodney Lane
Dallas, Texas 75229
Attention: Mr. Mark L. Kenner
Facsimile:  (972) 484-2896

All notices sent by mail as provided above shall be deemed delivered five (5) days after deposit in the mail. All notices sent by facsimile or courier as provided above shall be deemed delivered one day after being sent. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

Section 13.4. Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Texas and, to the extent applicable, by the laws of the United States.

Section 13.5. Headings. The table of contents, headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

Section 13.6. Amendment. Subject to the foregoing provisions of this Agreement, this Agreement may be amended by the parties hereto; provided, however, that there may not be, without further approval by the shareholders of AMI, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of AMI Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 13.7. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective governing bodies, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of AMI, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of AMI Stock hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 13.8. Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of the Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

Section 13.9. Consolidation of Agreements. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement that (together with any agreements executed by the parties hereto contemporaneously with or, if contemplated hereby, subsequent to the execution of this Agreement) shall be the sole expression of the agreement of the parties respecting the Merger, except that that certain Nondisclosure and Standstill Agreement dated February 10, 2004, shall continue in effect.
Each party to this Agreement acknowledges that, in executing and delivering this Agreement, it has relied only on the written representations, warranties and promises of the other parties hereto that are contained herein or in the other agreements executed by the parties contemporaneously with or, if contemplated hereby, subsequent to the execution of this Agreement, and has not relied on the oral statements of any other party or its representatives.

Section 13.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

Section 13.11. Assignment; Binding on Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, trustees, administrators, guardians, successors and permitted assigns, but shall not be assigned by any party without the prior written consent of the other parties.

Section 13.12. Gender; Plurals. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires. Defined terms may be used in either the singular or plural form as indicated by the applicable syntax, but the meaning of which shall not be affected thereby.

Section 13.13. Publicity. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the matters contemplated by this Agreement, the timing and content of any announcements, press releases or other public statements (whether written or oral) concerning this Agreement or the Merger will occur upon, and be determined by, the mutual consent of AALP and AMI.

Section 13.14. No Third Party Beneficiaries. Except as set forth in Sections
2.2 and 6.11 and in Article III, nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

Section 13.15. Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require any party hereto or their respective affiliates to take any action that would violate applicable law, (whether statutory or common law), rule or regulation.

Section 13.16. Certain Definitions. The following terms shall have the meanings ascribed to them for all purposes of this Agreement:

(a) "Best efforts" means the taking of all commercially reasonable steps to cause or prevent any event or condition which would have been taken in similar circumstances by a reasonably prudent business person engaged in a similar business for the advancement or protection of his own economic interest in light of the consequences of failure to cause or prevent the occurrence of such event or condition, but excludes the initiation of legal proceedings.

(b) "Knowledge" or "known" An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter or (ii) a prudent individual possessing the requisite knowledge and experience would reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of the performance of his ordinary duties or, taking into account that individual's position or relationship with an entity and access to information, in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. No individual may deny having actual knowledge of a fact or other matter by reason of such person having failed to review or obtain information which would generally have been provided to such individual, taking into account that individual's position or relationship with an entity, in the ordinary course of business. A party to this Agreement shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer (or in any similar capacity) of the party has, or at any time had, knowledge of such fact or other matter.

(c) "Material Adverse Effect" shall mean, with respect to any party, any effect that is material and adverse to (i) the consolidated financial condition, assets, results of operations, earnings, business, prospects or cash flows of that party, taken as a whole, or that materially impairs the ability of any party to consummate the Merger, or (ii) any of the transactions contemplated by this Agreement. Material Adverse Effect shall not, however, be deemed to include any effect on the referenced party which is caused by (A) changes in laws and regulations or interpretations thereof that are generally applicable to the chemical industry, (B) changes in GAAP that are generally applicable to the chemical industries, (C) expenses incurred in connection with the transactions contemplated hereby, except that if legal expenses of AMI exceed $75,000, the amount of such excess will be deducted from the Merger Consideration as provided in Section 13.2, or (D) actions or omissions of a party taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby.

Section 13.17. Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

Section 13.18. Venue. The parties hereto irrevocably and unconditionally consent to and submit themselves to the exclusive jurisdiction of the courts of the State of Texas located in Dallas County, Texas and the courts of the United States of America located in the Northern District of Texas (collectively, the "Agreed Courts") with respect to any actions, suits or proceedings arising out of or in connection with this Agreement and the transactions contemplated hereby and the parties hereto agree not to commence any action, suit or proceeding relating thereto except in such Agreed Courts. The parties hereto further agree that service of any process, summons, notice, or documents in accordance with Section 13.3 hereof shall be effective service of process for any action, suit or proceeding brought. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Agreed Courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim that any such action, suit or proceeding brought in any of the Agreed Courts has been brought in an inconvenient forum.

Section 13.19. Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

Section 13.20. Attorneys' Fees. In the event any action is brought to enforce, or for the breach of, this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses, including reasonable attorneys' fees and expert witness fees.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ARROW-MAGNOLIA INTERNATIONAL, INC.

By /s/ Mark I. Kenner
_____________________
Mark I. Kenner, Chief Executive Officer

ARROW ACQUISITION L P
By	AM MANAGEMENT LLC, General Partner

By /s/ Tanya Shaw
______________________
Tanya Shaw, Manager


The undersigned does hereby unconditionally guaranty and promise to pay to AMI, immediately upon demand, all amounts owed by AALP to AMI pursuant to
Section 12.2(b) of this Agreement.





/s/ David J. Tippeconnic
________________________


David J. Tippeconnic

                                 EXHIBIT A

                           CERTIFICATE OF MERGER OF
                      ARROW-MAGNOLIA INTERNATIONAL, INC.
                                     AND
                            ARROW ACQUISITION LP

The Texas Secretary of State
Corporations Sections
P.O. Box 13697
Austin, Texas 78711-3697

	We, the undersigned, Mark I. Kenner, Chief Executive Officer of ARROW-MAGNOLIA INTERNATIONAL, INC., incorporated under the laws of the State of Texas, and Tanya Shaw, Manager of AMI MANAGEMENT LLC, the general partner of ARROW ACQUISITION LP, being legally competent to execute and certify this Certificate of Merger pursuant to the provisions of the Texas Business Corporation Act and Art. 6132a-1 Sec. 2.11 of the Texas Revised Limited Partnership Act, do hereby execute and certify in such official capacity the following Certificate of Merger.

First. The name and state of incorporation/formation of each of the constituent entities are as follows:

	ARROW-MAGNOLIA INTERNATIONAL, INC. ("ARROW-MAGNOLIA), incorporated under the laws of the State of Texas; and
	ARROW-ACQUISITION LP ("ACQUISITION LP"), a Texas limited partnership formed under the laws of the State of Texas.

Second. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the above named constituent entities.

Third. ARROW-MAGNOLIA will be the surviving corporation. The name of the surviving corporation will be:
ARROW-MAGNOLIA INTERNATIONAL, INC.

Fourth. The Certificate of Incorporation of ACQUISITION LP shall be the certificate of incorporation of the surviving corporation. No amendment to such the certificate of incorporation of the surviving corporation shall be effected by the merger.

Fifth. The executed Agreement and Plan of Merger is on file at the principal place of business of ARROW-MAGNOLIA located at 2646 Rodney Lane, Dallas, Texas 75229.

Sixth. A copy of the Agreement and Plan of Merger has been furnished by ARROW-MAGNOLIA to each shareholder of ARROW-MAGNOLIA and each partner of ACQUISITION LP at least 20 days before the merger is to be effective.
That the Agreement and Plan of Merger was duly authorized by all action required by the laws of the state of Texas and by the constituent documents of each of the constituent entities.
	Dated as of the ___ day of __________, 2004.

ARROW-MAGNOLIA INTERNATIONAL, INC.


By
_____________________________________
Mark I. Kenner, Chief Executive
Officer
ARROW ACQUISITION L P
By      AMI MANAGEMENT LLC, General
Partner

By
____________________________________
Tanya Shaw, Manager



                                    EXHIBIT B
                             ARTICLES OF CONVERSION
                                      OF
                      ARROW-MAGNOLIA INTERNATIONAL, INC.
                                      INTO
                         ARROW-MAGNOLIA INTERNATIONAL LP

	The undersigned, for the purpose of converting ARROW-MAGNOLIA INTERNATIONAL, INC., a Texas corporation (the "Converting Entity"), into ARROW-MAGNOLIA INTERNATIONAL LP, a Texas limited partnership (the "Converted Entity"), in accordance with the provisions of Art. 5.16 of the Texas Business Corporation Act, hereby certifies:

First. The name of the Converting Entity is ARROW-MAGNOLIA INTERNATIONAL, INC., a corporation incorporated under the laws of the state of Texas.
Second. An Agreement and Plan of Conversion has been approved, adopted, certified, executed and acknowledged by the Board of Directors and shareholders of the Converting Entity and by the partners of the Converted Entity.
Third. The executed Agreement and Plan of Conversion is on file at the principal place of business of the Converting Entity located at 2646 Rodney Lane, Dallas, Texas 75229, and such Agreement and Plan of Conversion will remain on file, from and after the conversion, at the principal place of business of the Converted Entity located at 2646 Rodney Lane, Dallas, Texas 75229.
Fourth. A copy of the Agreement and Plan of Conversion will be furnished by the Converting Entity (prior to the conversion) and by the Converted Entity (after the conversion), on written request and without cost, to any shareholder of the Converting Entity or the Converted Entity.
		Dated as of the ___ day of ____________, 2004.



							ARROW-MAGNOLIA INTERNATIONAL, INC.


By _____________________________________

							Tanya Shaw, Chief Executive Officer





                                     APPENDIX B

                                AMENDED AND RESTATED
                               STOCK OPTION AGREEMENT

	This Amended and Restated Stock Option Agreement dated as of September ___, 2004 (the "Agreement"), is made and entered into by and between ARROW-MAGNOLIA INTERNATIONAL, INC., a Texas corporation ("Issuer"), and ARROW ACQUISITION LP, a Texas limited partnership ("Grantee").

                                       Recitals

	A.	Grantee and Issuer have entered into an Agreement and Plan of
Merger (the "Merger Agreement") dated as of the date hereof, providing for, among other things, the merger of Grantee with and into Issuer, with Issuer continuing as the surviving company; and

	B.	As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the "Option," as defined below.

                               STATEMENT OF AGREEMENT

NOW, THEREFORE, for good consideration, the parties, intending to be legally bound, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 845,000, as adjusted as set forth herein, shares (the "Option Shares") of common stock (the "Issuer Common Stock"), par value $0.10 per share, of Issuer at a purchase price of $1.60 (the "Purchase Price"), as adjusted as set forth herein, per Option Share.

2. Exercise of Option.

(a) Subject to the provisions of Section 2(f), Grantee may exercise the Option or the "Cash-Out Right," as defined below, with respect to any or all of the Option Shares, at any time or from time to time, but only following the occurrence of a "Purchase Event," as defined below;
provided, however, that -

(i) Except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) sixty (60) business days after the first occurrence of a Purchase Event and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event; and

(ii) Any purchase of Option Shares upon exercise of the Option will be subject to compliance with the applicable regulations of the Federal Reserve Board and other agencies having jurisdiction over the Issuer's sale, and the Grantee's acquisition, of the Option Shares, and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations (collectively hereinafter referred to as the "Regulatory Approvals"), the failure of which to have obtained or made would have the effect of making the issuance of Option Shares to Grantee illegal.

(b) As used herein, a "Purchase Event" means any of the following events:

(i) Without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee) to effect an "Acquisition Transaction," as defined below. As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation, statutory share exchange or similar transaction involving Issuer or any of its subsidiaries (other than transactions solely between or among Issuer and Issuer's subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer representing 20% or more of the consolidated assets of Issuer, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or otherwise) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries. As used herein, the term "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(ii) Any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more (or, if such person or group is the beneficial owner of 10% or more on the date hereof, such person or group acquires an additional 10% or more) of the voting power of Issuer or any of its subsidiaries.

(iii) Any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would beneficially own 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively).

(c) Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event; it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

(d) In the event that Grantee is entitled to and wishes to exercise the Option, Grantee will deliver to Issuer a written notice (an "Exercise Notice," the date of which being herein referred to as the "Notice Date") to that effect and which Exercise Notice also specifies -

(i) The number of Option Shares, if any, Grantee wishes to purchase pursuant to Section 2(a);

(ii) The number of Option Shares, if any, with respect to which Grantee wishes to exercise the Cash-Out Right pursuant to Section 6(c);

(e) Closing shall occur (A) in the case of an exercise of the Option in which Grantee elects to exercise the Cash-Out Right, contemporaneously with the consummation of the Purchase Event which has caused the Option to become exercisable, and (B) in all other cases, not earlier than five business days nor later than 15 business days from the Notice Date. Any Option Closing will be at the offices of the Issuer on the applicable Option Closing Date or at such later date as may be necessary so as to comply with Section 2(f) below.

(f) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making the required Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(a) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use Issuer's reasonable efforts to assist Grantee in obtaining the Regulatory Approvals.

(g) In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise the Cash-Out Right with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

3. Payment and Delivery of Certificates.

(a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

(b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If, at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have issued any securities similar to rights under a shareholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any such shareholder rights plan then in effect. Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of the registration provisions of applicable federal and state law or of the provisions of this Agreement.

(c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED
OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee that (a) Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the receipt of any required Regulatory Approvals, to permit it to issue the Option Shares;
(b) at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, Issuer shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option; and (c) the shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and non-assessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any shareholder of Issuer.

5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that (a) any Option Shares or other securities acquired by Grantee upon exercise of the Option will be acquired for investment and will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act, all applicable state securities or blue sky laws and all other applicable laws and no registration or qualification under such laws will be required in connection with the execution and delivery of this Option or the consummation of the transactions contemplated by this option; (b) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee, and this Agreement has been duly executed and delivered by Grantee.

6. Adjustment upon Changes in Capitalization, Etc.

(a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)or pursuant to outstanding options held by Mark I. Kenner or Fred Kenner identified in Schedule 4.2 of the Disclosure Schedule), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

(b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement
(i) to consolidate with or merge into any person, other than Grantee, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee, then, and in each such case, Issuer will cause the agreement governing such transaction to provide that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable.

(c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this
Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice:

(i) If the Purchase Event is one specified in Section 2(b)(i)(A),
Section 2(b)(i)(C), Section 2(b)(ii) or Section 2(b)(iii), an amount in cash equal to the product obtained by multiplying the number of Option Shares specified in the Exercise Notice by the difference between
(A) the highest price per share paid or to be paid for the Issuer Common Stock in the Purchase Event and (B) the Purchase Price; or

(ii) In the case of the Purchase Event specified in Section 2(b)(i)(B), an amount in cash equal to the product obtained by multiplying the number of Option Shares specified in the Exercise Notice by the quotient obtained by dividing (A) the sum of the net price paid in such sale for such assets and the current value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Grantee, and reasonably acceptable to the Issuer, by (B) the number of shares of Issuer Common Stock outstanding at the time of such sale. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

7. Miscellaneous.

(a) Each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel; provided, however, that the fees of an investment banking firm retained pursuant to
Section 6(c) shall be borne by Issuer.

(b) This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

(c) Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

(d) This Agreement and the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and
(ii) are not intended to confer upon any person other than the parties any rights or remedies, except to the extent specifically provided in the Merger Agreement.

(e) This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

(f) All notices, requests, claims, demands, and other communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

(g) Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 8(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

(h) In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

(i) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Texas or in Texas state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Texas or any Texas state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Texas or a Texas state court.

(j) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(k) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(l) Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares or exercise its Cash-Out Right if Grantee has given written notice of same prior to the termination of the Option. Termination of the Option will not affect any rights hereunder or under the Merger Agreement that by their terms do not terminate or expire prior to or as of such termination.

	IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

ARROW-MAGNOLIA INTERNATIONAL, INC.


By
_____________________________________
Mark I. Kenner, Chief Executive Officer

ARROW ACQUISITION L. P.
By	AM MANAGEMENT LLC, General Partner


By
____________________________________
Tanya Shaw, Manager



                                      APPENDIX C
                         Opinion of Trinity Advisors, L.P.




August 27, 2004

The Board of Directors
Arrow Magnolia International, Inc.
2646 Rodney lane
Dallas, TX 75229

Members of the Board of Directors:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $.10 per share (the "Shares"), of Arrow Magnolia International, Inc. (the "Company") of the consideration to be received by such Public Stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of August 27, 2004 (the "Merger Agreement"), contemplated between the Company, and Arrow Acquisitions, LP (AALP). The Merger Agreement provides for, among other things, a cash tender offer by AALP to acquire all of the outstanding Shares and stock options held by the Public Stockholders at a price of $1.60 per Share, net to the seller in cash (the "Tender Offer"), and for a subsequent merger of AALP with and into the Company (the "Merger") pursuant to which each remaining outstanding Share of the Company held by the Public Stockholders (other than any such shares in respect of which appraisal rights have been properly exercised) not purchased in the Tender Offer will be converted into the right to receive $1.60 in cash per Share, net to the seller in cash (the Merger together with the Tender Offer, the "Transaction"). The terms and conditions of the Transaction are set forth in more detail in the Merger Agreement.

In connection with rendering our opinion, we have reviewed a draft of the Merger Agreement dated August 11, and for purposes hereof, we have assumed that the final form of this document will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and future prospects.

We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the distribution industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Transaction or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. In addition, we have not reviewed any of the books and records of the Company, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company. We also have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

We are acting as financial advisor to the Board of Directors of the Company in connection with the proposed Transaction and will receive a fee in connection with rendering this opinion.

Our opinion addresses only the fairness from a financial point of view to the Public Stockholders of the $1.60 per Share cash consideration to be received by the Public Stockholders pursuant to the Transaction, and we do not express any views on any other terms of the Transaction. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement. In addition, our opinion does not address the solvency of the Company or the merged company following consummation of the Transaction, or at any time.

It is understood that this letter is for the benefit and use of the Board of Directors in its consideration of the Transaction, and except for its inclusion in its entirety in any proxy statement required to be circulated to shareholders of the Company relating to the Merger or tender offer recommendation statement on Schedule 14D-9 from the Company to the holders of Shares relating to the Transaction, may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This opinion does not constitute a recommendation to any stockholder with respect to whether such holder should tender Shares pursuant to the Tender Offer or as to how such holder should vote with respect to the Merger, and should not be relied upon by any stockholder as such.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof, the $1.60 per Share cash consideration to be received by the Public Stockholders pursuant to the Tender Offer and the Merger is fair to the Public Stockholders from a financial point of view.

Sincerely,


Trinity Advisors, LP


Arrow Magnolia International, Inc.
FAIRNESS OPINION
As of August 11, 2004

Introduction

Arrow Magnolia International, Inc. (Arrow) is a manufacturer and distributor of specialty chemical products based in Dallas, Texas. Trinity Advisors, L.P. has been engaged by the Board of Directors of Arrow to determine the value of the common stock of the company as August 11, 2004 for purposes related to the proposed merger with AALP. See the opinion letter dated August 11, 2004 attached to this report for more detail regarding the anticipated merger.

Background

In conducting research to determine relevant valuation methodologies, Trinity Advisors, LP (Trinity) employed several different valuation methodologies. There are many possible standards of value which may be applied in a valuation study, depending upon the circumstances and facts of the case, e.g., Fair Value, Liquidation Value, Orderly Liquidation Value and Fair Market Value. The standard of value applied in this case for Arrow is Fair Market Value.

Fair Market Value is commonly defined as "the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having a reasonable knowledge of the relevant facts."

Our approach has been to determine a value which would attract a willing buyer and which would motivate a well-informed seller to anticipate a reasonable return on their investment, considering the facts available to us at this time. Our opinion is based in part on our estimate of the risks facing the Company and the return on investment which would be required of alternative investments with similar risk.

There are three basic approaches (with numerous variations) to valuing a business enterprise: the Asset, Market, and Income (or Discounted Cash Flow) approaches.

Asset Valuation Approaches
The asset approaches rely on the cost, replacement, or market value of the tangible assets of the business. They are used when value resides primarily in the assets of the business, or when the income value of the business is less than the asset value. In this case, a straightforward Asset Valuation methodology was used. Guided by the Company's June 30, 2004 Balance Sheet, and a pro forma December 31, 2004 Balance Sheet, we modified the Company's book value with a modified adjusted fair market value of the assets and liabilities of the business to determine the Net Asset Value of the company -
that is the Asset Value less the existing liabilities.   In valuing the
company's real estate, we were guided by a recent MAI appraisal setting the value of the building and land at $1,600,000. In valuing the working capital we were guided by recent collection experience for the Company's Accounts Receivable, and by standard realization expectations for the Company's inventory. Both an appraisal of Arrow's land and building and a summary aging of the Company's accounts receivable are included in the appendix of this report.

Employing this methodology, as demonstrated in the appended schedule, the value yielded for Arrow Magnolia was approximately $5,979,836, representing $1.54/share on a fully diluted basis. Note appendix exhibits for a detailed analysis of this valuation.

Market Approach
The Market approaches depend upon free market transactions involving the net tangible and intangible assets or the stock of comparable companies - ideally companies of similar size, operating in the same general marketplace. These approaches usually involve identifying and analyzing publicly traded companies, but frequently also reflect sales of private, closely held companies, when information is available. In this case, no meaningful private company sales were found, but there were reasonably comparable public companies, based upon relative size and similar SIC codes, and so a market approach was applied. As reflected in the appended schedule, various valuation and financial ratios were calculated for the companies selected for comparison to Arrow Magnolia (the peer group), and these ratios were compared with those calculated for Arrow Magnolia.

Arrow Magnolia's ratios were within the ranges for such ratios within the peer group. Arrow Magnolia's recent declines in revenue and profitability margins lagged peer group averages. As there were no compelling differences between Arrow and its peer group ratios, then the AALP offer is neither higher nor lower than a statistically normal price range for companies in its industry with similar operating characteristics. Therefore, this valuation analysis yielded a valuation for Arrow Magnolia of approximately $6,239,448, representing $1.60/share. Note appendix exhibits for a detailed analysis of this valuation analysis.

Discounted Cash Flow Approach
A Discounted Cash Flow valuation approach calls for determining a level of income of cash flow which the business may reasonably be expected to produce, by reference to historical earnings streams and future projected results.
One variation is to apply an earnings multiplier or capitalization rate to the expected earnings for one year. Another variation is to apply a discount rate to the projected earnings for several years into the future. Current and future earnings are the most meaningful for valuing this Company, and several such methods were applied.

In consultation with management and with consideration of current and long term revenue and profitability trends for the Company, a set of Pro Forma Income Statements, Balance Sheets, and Cash Flow Statements were created for the Company.. These projections were reviewed by management and were determined to be reasonably reflective of their expectations for the Company as a stand alone entity on a go forward basis. In conjunction with the determination of the present value of future free cash flows to the company, the methodology of the Gordon Dividend Discount model was employed. A rate of 12% was employed to discount the anticipated cash flows. We felt that this rate was appropriate considering the business trends demonstrated in the historical data, and the overall growth prospects for the specialty chemical marketplace.

In our analysis, the cumulative value of the cash flows beyond the fifth year were determined using a terminal value analysis. In the fifth year of the analysis, we calculated a terminal value (the cash flow based value of the business at that time) by dividing fifth year cash flows were by the required cost of capital for Arrow less the sustainable long term growth rate. This terminal value was then incorporated in to the overall present value calculation. Additionally, we observed that Arrow Magnolia's current and anticipated cash balances exceed the cash balance necessary to operate the firm, so we added the excess cash balances to the valuation produced from the discounted cash flow.

Under this discounted cash flow analysis, Arrow Magnolia's valuation was $ 5,950,063, representing $1.42/share as indicated by the appended schedule . The assumptions made to determine this valuation, along with the detailed analysis of this analysis, are included in the appendix.

Opinion of Value

Based on our review of the information available to us, it is our opinion that as of August 11, 2004 the Fair Market Value of Arrow Magnolia was:

		FAIR MARKET VALUE ...........................	$1.50-1.60 /
share

It is our opinion that an investor could realize a reasonable return on investment at this price, commensurate with the risks involved, and accordingly, that it represents a reasonable and acceptable price for the stock of the company.

The value determined is a "cash value", meaning that an investor could expect to realize a fair and reasonable return on investment if the business were purchased at this price for cash. The value would be affected by purchase terms such as deferred or contingent payments, or seller financing; the effect of such terms is beyond the scope of this report.

Description of Business

Arrow Magnolia's business consists primarily of the manufacture and distribution of approximately 400 specialty chemical products for use in cleaning and maintaining equipment and general maintenance and sanitation. The Company's manufacturing operations blend, to the Company's specifications and according to the Company's procedures, a variety of chemicals to create the Company's products. The Company packages products that it blends or manufactures and, in addition, purchases products that have been blended or manufactured and then packaged under the company's private labels by third parties. The Company's products are marketed throughout the United States, Canada and other countries to a variety of consumers. No single customer accounted for as much as 10% of its total net sales over the past three years.

The company's product line includes, but is not limited to: aircraft coatings, cleaners, corrosion preventatives, degreasers and air fresheners; construction chemicals and rust reconverters; telecommunication formulations such as refinishers, cable cleaners, graffiti removers and fiber optic lubricants, sanitation and germicides, insecticides, disinfectants and miscellaneous janitorial supplies. The Company's products are designed and packaged for large-scale users rather than individual household consumers.

The company manufactures certain of its products in order to maintain greater control over its inventory in terms of quality and outside vendor overhead and profit and through reductions in the cost of carrying finished goods inventory versus raw materials. Currently the Company manufactures approximately 60% of its products (measured by 2003 sales expressed in dollars). The raw materials necessary for manufacture of the Company's products and the finished products resold by the Company are readily available from numerous sources and the Company is not dependent on any particular supplier for these items.

The Company markets its products primarily through its own sales personnel consisting of ten sales managers and independent contractors (approximately 80 persons) and other distributors. In addition, the Company exhibits its products at national and international trade shows. The Company attends on a regular basis, major trade shows annually. The Company has no material backlog of orders for its products.

As of December 31, 2003, the Company employed fifty-six (56) full-time employees, including its warehouse personnel and administrative, accounting, clerical and sales personnel. In addition, the Company retained the services as independent contractors of approximately eighty (80) sales representatives. None of the Company's employees is covered by union contracts, and the Company considers its relationship with its employees to be excellent.

Competition

The business of the Company is highly competitive in all of its phases. However, the industry in which the Company competes is very fragmented and although two companies are significantly larger than other companies engaged in this industry, no single firm or group of firms dominates the industry as a whole. Further, the total sales volume of the company's products constitutes only a very small portion of the total available market.

The principal methods of competition in the business of the Company are sales personnel, price, quality and delivery capability. The Company competes with numerous other companies, both domestic and foreign, and with major chemical companies that have many products that are substantially similar to those sold by the Company. Due to the substantial similarity in available products and technology, product differentiation and preference is largely a function of the sales effort. Management therefore believes that the company is able to compete successfully whenever it maintains aggressive sales personnel.

Outstanding Shares and Options

The Company has issued and outstanding 3,401,449 shares of Common stock and has issued to members of management options to purchase 643,639 shares. Of these options in the price range into which this transaction falls, 497,089 of the options are exercisable at a profit to the grantee, or are "in the money". The fully diluted shares of stock assuming exercise of those options is 3,898,538 shares.

The transaction contemplated calls for purchase of all of the "in the money" options from the grantees for their net cost (stock price less exercise price), with simultaneous cancellation of the options.

Valuation Adjustment Considerations

When a valuation is based on multipliers, discount rates, or capitalization rates obtained from public stock prices, the result is a value for a freely marketable, minority interest. In order to determine the value of the company on a control basis, it is then necessary to add a control adjustment. The buyer of a controlling number of shares in a company can reasonably expect to pay more for those shares than the purchaser of a small number of shares.

The value of control depends on the ability to exercise any or all of a variety of rights typically associated with control. Consequently, if control is an issue in the valuation, the analyst should assess the extent to which the various elements of control do or do not exist in the particular situation and consider the impact of each element on the value of control. Following is a checklist of some of the more common prerogatives of control:

1.	Elect directors and support management.
2.	Determine management compensation and perquisites.
3.	Set policy and change the course of business.
4.	Acquire or liquidate assets.
5.	Select people with whom to do business and award contracts.
6.	Make acquisitions.
7.	Liquidate, dissolve, sell-out, or recapitalize the company.
8.	Sell or acquire treasury shares.
9.	Register the company's stock for a public offering.
10.	Declare and pay dividends.
11.	Change the articles of incorporation or bylaws.

From the above list, it is apparent that the owner of a controlling interest in an enterprise enjoys some very valuable rights vis-a-vis a minority shareholder. However, there are many factors that may limit the prerogatives associated with control, such as contractual restrictions, effects of regulation, financial condition of the business, effect of state statutes, and effect of distribution of ownership.

A means of quantifying control adjustments is to compare the price at which the stock of an acquired company traded in the public market at some point in time prior to the announcement of the offer with the transaction price. The difference, figured as a percentage of the minority interest (publicly
traded) price is the control adjustment.   This analysis assumes a control
adjustment of 30.0%.

Marketability Considerations

Marketability considers the liquidity of the interest, that is how quickly and certainly it can be converted to cash at the owner's discretion. The market pays a premium for liquidity or, conversely, exacts a discount for lack of it. Although Arrow is a publicly traded security (under the ticker symbol ARWM) there have been very few shares trade in the stock over the past three years. With average trading volume of less than 1000 shares/day, representing less than .3% of the outstanding shares of the company, there is essentially no public marketability to the stock of Arrow. The holder of a single share may be able to sell that share at the market price that is current at the time of the sale, but the holder of a number of shares as high as even 1,000 shares cannot easily sell those shares without causing a rapid drop in the market price. Thus the market price is typically set by small transactions involving few shares, and that price does not actually apply to sizeable sales, which must be transacted at significant discounts.

There have been several independent studies of restricted stock sales covering several hundred transactions spanning the mid-1960's through 2004, including a major SEC Institutional Investor Study. Research estimates of appropriate marketability discounts for thinly traded equities from 25% to 45% with a central tendency of 35%. Within each study, however, the range of discounts was very broad, ranging from 0% to 90%. It should be noted that in these studies, the restricted stocks will most likely be freely traded at some point in the future, typically within two years.

Considering the circumstances of the company, we believe it appropriate to apply a discount of 30.0% for lack of marketability.

Additional Considerations

In applying our methodology we were required to take into consideration a number of special conditions that affect the marketability of the firm and of its assets. Some of these considerations are set forth below.

Environmental Issues

The property occupied by the Company has been determined to be affected by the presence of an environment contaminant that probably dates back to the 1960's. The company is actively negotiating an action plan with the State of Texas with respect to this situation. Current estimates of the effects of that plan have been incorporated into the analysis. Among other things, this situation affects the value of the company's real estate, and the ability to secure asset based financing.

Accounts Receivable Write-Offs

The Company has experienced some difficulty in collecting its accounts receivable, and in 2003 it made a substantial write off of Accounts Receivable that were determined to be uncollectible. Provision has been made for a less than 100% collection of the remaining Accounts in determining the Net Asset Value.

Negative Sales, Margin and Profitability Trends

Over the last several years the Company has experienced negative sales trends and has also seen declines in its gross margin on sales. Coupled with a historical growth in the Sales, general and Administrative Expenses, this trend has led to a consistent decline in profitability. Management believes that it has arrested these trends. The projections for future performance assume maintenance of current sales levels, but very little sales growth for the near future. These trends are clearly reflected in the company's position relative to its market comparable companies.

ARROW MAGNOLIA: COMPOUND ANNUAL GROWTH RATES
FROM 1998 to 2003 - adjusted for bad debt write-off
                              CAGR     5yr%chg.
REVENUES                     -2.47%    -11.78%
GROSS PROFIT                 -4.17%    -19.19%
SG&A                          3.76%     20.26%
OPERATING INCOME*           -42.77%   -108.92%
NET INCOME*                 -41.79%   -117.70%
HIGH STOCK PRICE            -21.00%    -69.22%
LOW STOCK PRICE             -17.81%    -74.50%

*Calculated through 2002

[A bar chart is inserted here reflecting the following information:

Arrow Magnolia Revenue Trend
Year                      1997   1998   1999   2000   2001   2002   2003
Net Sales Revenue (000s)  12,748 13,769 14,002 12,193 13,575 13,506 12,148]

[A bar chart is inserted here reflecting the following information:

Arrow Magnolia Profitability Trend
Year                    1997   1998   1999   2000   2001   2002   2003
Net Income (000s)       1,276  1,207  1,048  739    327    139    (474)]

Recruitment Challenges

The Company's senior sales management staff contains a number of individuals who are approaching retirement age. These individuals, several of whom have been with the company over 30 years, are difficult to replace. The Company faces ongoing challenges in hiring new salespeople and in recruiting senior sales managers. Thus the Company finds it difficult to open new markets and to maintain sales levels in existing markets. This factor also affects the marketability of the firm and its future growth prospects.

Death of a Key Manager

In 2001 Morris Shwiff, CFO and Chairman of the Board of Arrow Magnolia, passed away unexpectedly. Mr. Shwiff had been a key decision maker and stockholder of the firm for more than 25 years, and had served as its Chief Financial Officer for more than 15 years. His absence required the management team to quickly recruit and hire the current Chief Financial Officer, James Barry, and to follow through with the implementation of a new accounting system, implementing numerous controls and new systems within the company. This expansion of the management team, while ultimately proving a positive thing for the Company, has been stressful, and management feels that additional time is still required for a complete adjustment to Mr. Shwiff's absence.

Continuous Efforts to Sell the Company During 2002 and 2003

During the years 2002, 2003 and 2004 the Company and its advisors have been approached by five different entities with respect to purchase of the
business.   The company has reviewed and discussed, during this time, a number of draft proposals, as presented below.

Prospective Buyer A

Prospective Buyer A, a financial buyer with ownership in a similar business, approached the Company's management in 2002 seeking to discuss an agreement to purchase all or part of the company stock or assets for an amount which could have reached $3.00 per share. Management agreed to provide information to Property Buyer A under a confidentiality agreement, and upon review of the data the prospective buyer decided to discontinue discussions, citing a lack of comfort with sales management effectiveness, Accounts Receivable collection results and with other issues, including the uncertain outcome of the Company's environmental issues with the State of Texas TCEQ (Texas Commission on Environmental Quality).

Prospective Buyer B

Prospective Buyer B, a Dallas investment fund, proposed in early 2003 to purchase $5,000,000 worth of the stock of the Company, at a price of up to $2.50 per share, either through a tender or through a private sale from the key shareholders, subject to any due diligence adjustments, and further subject to the cancellation of 800,000 shares of employee stock options. The contemplated transaction was to be a control transaction, wherein the investor would obtain greater than 51% ownership in the company, primarily through acquisition of the stock of the key shareholders. Upon discussion with the prospective buyer of their plans for the company and their approach to the proposed transaction, management declined to enter into further discussions.

Prospective Buyer C

In late 2002 management was approached by a small, private company in the business of selling novelty products on the Internet with the goal of having Arrow Magnolia purchase that company and provide it with an avenue to becoming a public company. The company would simultaneously raise money to effect a private sale of the shares of the key shareholders. Management declined to discuss this option, as management felt that a private sale of the key shareholders' stock would be a breach of their duty of loyalty to the shareholders.

Prospective Buyer D

In early 2003 management also had meetings with a small public company operating in the specialty chemicals business. Management representatives from this company approached management about a possible merger. The proposed transaction involved an exchange by Arrow magnolia shareholders of their stock in return for a combination of cash and equity in the survivor firm, with said cash to be raised by the acquirer through a combination of debt and a secondary stock offering. After the second meeting with management of the prospective buyer, both parties agreed that the fit between the two firms was not strong. The prospective buyer also concluded that the challenges faced by Arrow Magnolia in recruiting new sales contractors would be an ongoing strategic problem for the company.

 Prospective Buyer E

In mid 2003 management was approached by a large private company in the same industry. Ultimately, this company discussed a possible offer for the assets of the firm, excluding the firm's real estate, that amounted to a possible $5,000,000. The buyer cited negative sales and gross margin trends in declining to offer a higher number. In order to go forward with this proposed offer the company would have had to establish a liquidation trust to maintain ownership of the real estate, and to make a partial distribution of proceeds to the shareholders, with a substantial holdback for contingencies. The final payment to the shareholders would have been dependent upon satisfactory sale of the company's building, with the buyer assuming all environmental liabilities. This discussion was terminated by management before receipt of a Letter of Intent.

Prospective Buyer F

In early 2004 management received another expression of interest from the president of a chemical firm on the east coast. This firm wished to discuss a proposal to acquire 90% of the shares of Arrow Magnolia for a price of up to $1.78, subject to due diligence and to the buyer obtaining financing for the transaction. After meeting with the prospective buyer and reviewing the buyer's bona fides, management declined to continue discussions, as they did not find the buyer credible.

Other comments and assumptions

The historical financial information presented in this report is included solely to assist in the development of the value conclusion presented in this report, and it should not be used to obtain credit or for any other purpose. Because of the limited purpose of this presentation, it may be incomplete and contain departures from generally accepted accounting principles. We have not audited, reviewed or compiled this presentation and express no assurance on it. The financial information presented in this report includes normalization adjustments made solely to assist in the development of the value conclusions presented in this report. Normalization adjustments are hypothetical in nature and are not intended to present restated historical results or forecasts of the future in accordance with AICPA guidelines.

Any financial projections presented in this report are included solely to assist in the development of the value conclusion presented in this report. These presentations do not include all disclosures required by the guidelines
established by the AICPA for the presentation of financial projections.   The
actual results may vary from the projections, and the variations may be material.

This report should not be used to obtain credit or for any purposes other than to assist in this valuation, and we express no opinion or any other assurance on this presentation. This report is only to be used in its entirety, and for the purpose for which it was prepared. No third parties should rely on the information contained in this report without the advice of their attorney or accountant, and without confirming for themselves the information contained herein.

Assumptions

The opinion of value given in this report is based on information provided in part by the management of the Company and other sources as listed in the following pages. This information is assumed to be accurate and complete; we have not audited or attempted to confirm this information for accuracy or completeness.

We have relied upon the representations contained in the public and other documents in our possession concerning the value and useful condition of all investments in securities or partnership interests, and any other assets or liabilities except as specifically stated to the contrary in this report. We have not attempted to confirm whether or not all assets of the business are free and clear of liens and encumbrances, or that the owner has good title to all the assets. We have the benefit of a recent real estate appraisal on the Company's Rodney Lane property and also know that a title search has revealed no significant liens against the property.

We have assumed that professional management could be found to replace the owners, with compensation at levels prevailing in the industry and geographic region. We have also assumed that the business will be operated prudently and that there are no unforeseen adverse changes in the economic conditions affection the business, the market, or the industry.

Summary Information Regarding  Trinity Advisors, LP

Trinity Advisors is a full service private equity advisory firm focusing on providing middle market companies with sound financial advice, training, and access to capital.

Middle market companies are underserved by the investment banking profession, because they have special requirements. The capital markets for small and mid-sized business investments are not always as predictable as those for large companies. Placing an investment in firms of this size or identifying a buyer can require a great deal of work, and the process can be completely overwhelming for a management team.

Trinity Advisors offers the following services, focusing on middle market clients:

*Strategic assessment and valuation of businesses
*Capital raising services - both equity and debt
*Strategic planning
*Multi-year exit and succession planning
*CFO services for smaller companies

Biographies of Principals

Dan Meader

Mr. Meader currently serves as the founder and Managing Partner for Trinity Advisors, LP. Trinity Advisors is a private equity services firm. Prior to starting Trinity Advisors, LP in 1999, Dan was an Executive Vice President with Tara Capital Partners, a hedge fund in Dallas, Texas, which specialized in both public and private equity investments. While with Tara Capital, Mr. Meader was involved with both investment related analysis and business development.

Mr. Meader also lectures to investment professionals on equity valuation derivatives and accounting matters. He has lectured to the United Kingdom Society of Investment Professionals, the Swiss Society of Investment Professionals, the Italian Society of Investment Professionals, the Netherlands Society of Investment Professionals, The Dallas Association of Investment Analysts, Southern Methodist University, and Texas Christian University.

From 1987 to 1997, Mr. Meader worked for Sowell & Co., a mid-sized leveraged buyout firm based in Dallas, Texas. While with Sowell, Dan was involved with the purchase or sale of over 20 investments in six different industries. Mr. Meader served in various capacities, including interim Chief Financial Officer and Director of three different portfolio investments. Prior to leaving Sowell, Mr. Meader was involved in the sale of one of Sowell's largest portfolio company for $50 million, generating a pretax IRR in excess of 40%.

Mr. Meader began his career at InterFirst Bank of Dallas (now Bank of America) and joined the Corporate Banking Group in 1984. During his tenure at Bank of America, Dan was involved in a number of LBO financings.

Mr. Meader is a graduate of Southern Methodist University (cum laude) and has completed graduate work at UT-Dallas. Dan received his Chartered Financial Analyst (CFA) designation in 1991 and became a Certified Public Accountant
(CPA) in 1998.

Mr. Meader currently serves on the Board of Directors of BSE Supplies, and the Dallas Society of Financial Analysts. He is also a President's Council Representative for the Association for Investment Management and Research
(AIMR).

William L. Burke

Mr. Burke brings to Trinity a successful track record as an entrepreneur, with a focus on using technology and business strategy to create value in business situations.

Mr. Burke was a founder and CEO of Diamond Head Software, a leading supplier of imaging software products, from 1993 to February 2000, when the Dallas company was purchased by Hummingbird Ltd., a NASDQ company. Under Mr. Burke's leadership, the company developed and marketed a number of industry leading products, including an Internet imaging product, and a highly capable distributed storage platform, both of which are being marketed by Hummingbird. The company successfully closed a number of financing initiatives, as well as a favorable acquisition.

Prior to that, Mr. Burke was president of Condotech, Inc. of Honolulu. During his twelve years there, that company expanded nearly ten fold, and was one of the largest real estate management companies in the country when it was purchased by Japanese partners in 1992.

Mr. Burke also served as a strategic consultant for three years at the Strategic Planning Institute in Cambridge, MA. The company specialized in resource allocation among portfolio holdings for large, diversified corporations. Clients included companies like General Electric, Westinghouse and John Deere.

Mr. Burke was awarded a BA from Harvard College, cum laude, in 1973, and an MBA from Harvard University's Graduate School of Business in 1978.

Jill Morrow

Ms. Morrow has a significant background in fundraising and internet startups. Most recently Jill has done consulting with a number of start-up companies, including an internet company that raised $1.2m as a start-up. Prior to that, Jill spent 7 years with a successful software company serving in a variety of positions including Chief Administrative Officer. Jill has been involved with designing accounting systems included a complicated part numbering system. She was also in charge of all marketing, special events, and trade shows.

Ms. Morrow also has significant experience in fund raising, having spent time raising money for the University of Colorado - Boulder, and the Wisconsin Public Foundation. During that time she was directly involved in raising over $20m for the foundations.

Jill did her undergraduate studies at the University of Wisconsin -Madison and the University of Colorado.


                                     APPENDIX D
Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act - Appraisal Rights

Art. 5.11. Rights of Dissenting Shareholders in the Event of Certain Corporate Actions

A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

(1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

(2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

(3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

(1) the shares, or depository receipts in respect of the shares, held by the shareholder are part of a class or series, shares, or depository receipts in respect of the shares, of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

(a) listed on a national securities exchange;

(b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(c) held of record by not less than 2,000 holders;

(2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

(3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

(a) shares, or depository receipts in respect of the shares, of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares, or depository receipts in respect of the shares, of which are:

(i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

(ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(iii) held of record by not less than 2,000 holders;

(b) cash in lieu of fractional shares otherwise entitled to be received;  or

(c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

Acts 1955, 54th Leg., p. 239, ch. 64, eff. Sept. 6, 1955. Amended by Acts 1957, 55th Leg., p. 111, ch. 54, Sec. 10; Acts 1973, 63rd Leg., p. 1508, ch.
545, Sec. 36, eff. Aug. 27, 1973;  Acts 1989, 71st Leg., ch. 801, Sec. 34,
eff. Aug. 28, 1989;  Acts 1991, 72nd Leg., ch. 901, Sec. 32, eff. Aug. 26,
1991;  Acts 1997, 75th Leg., ch. 375, Sec. 29, eff. Sept. 1, 1997.

Sec. B amended by Acts 2003, 78th Leg., ch. 238, Sec. 31, eff. Sept. 1, 2003.

Art. 5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions

A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

(1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

(b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

(2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

(3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court.
All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Acts 1955, 54th Leg., p. 239, ch. 64, eff. Sept. 6, 1955. Amended by Acts 1967, 60th Leg., p. 1721, ch. 657, Sec. 12, eff. June 17, 1967; Acts 1983,
68th Leg., p. 2570, ch. 442, Sec. 9, eff. Sept. 1, 1983;  Acts 1987, 70th
Leg., ch. 93, Sec. 27, eff. Aug. 31, 1987;  Acts 1989, 71st Leg., ch. 801,
Sec. 35, eff. Aug. 28, 1989;  Acts 1993, 73rd Leg., ch. 215, Sec. 2.16, eff.
Sept. 1, 1993.

Art. 5.13. Provisions Affecting Remedies of Dissenting Shareholders

A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

Acts 1955, 54th Leg., p. 239, ch. 64, eff. Sept. 6, 1955. Amended by Acts 1967, 60th Leg., p. 1723, ch. 657, Sec. 13, eff. June 17, 1967; Acts 1983,
68th Leg., p. 2573, ch. 442, Sec. 10, eff. Sept. 1, 1983;  Acts 1993, 73rd
Leg., ch. 215, Sec. 2.17, eff. Sept. 1, 1993.


                                       PROXY
                         ARROW-MAGNOLIA INTERNATIONAL, INC.
                                2646 Rodney Lane
                              Dallas, Texas 75229
This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned shareholder of Arrow-Magnolia International, Inc. (the "Corporation") hereby appoints Mark I. Kenner or Fred Kenner, or either of them, with full power to act alone, the true and lawful attorneys-in-fact ("Proxies") of the undersigned, with full power of substitution and revocation, and hereby authorizes him or them to represent and to vote, as designated below, all the shares of common stock of the Corporation held of record by the undersigned on November 8, 2004, at the Special Meeting of Shareholders to be held on November 29, 2004 or any adjournment thereof. PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on reverse side.)
FOLD AND DETACH HERE



                      ARROW-MAGNOLIA INTERNATIONAL, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X]. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

PROPOSAL TO CONSIDER AND VOTE UPON A PROPOSAL UNANIMOUSLY RECOMMENDED BY OUR BOARD OF DIRECTORS TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER DATED OCTOBER 7, 2004 BY AND AMONG US AND ARROW ACQUISITION LP, PURSUANT TO WHICH (I) ARROW ACQUISITION LP WILL BE MERGED WITH AND INTO US AND WE WILL BE THE SURVIVING ENTITY, AND (II) EACH OUTSTANDING SHARE OF OUR COMMON STOCK, PAR VALUE $.10 PER SHARE, SHALL BE CONVERTED INTO THE RIGHT TO RECEIVE $1.60 IN CASH:

        FOR                 AGAINST              ABSTAIN
        [_]                  [_]                    [_]

This Proxy, if properly signed and returned, will be voted as directed, but if no instructions are specified, this Proxy will be voted for the Proposal set forth above. If any other business is presented at the Special Meeting, this Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.


Dated: _______________________,2004

Signature  ______________________________

Signature if held jointly _________________________

 Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                               FOLD AND DETACH HERE
                               YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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